EXHIBIT 2.1

AGREEMENT AND PLAN OF MERGER

AMONG

CYBERGUARD CORPORATION

SNAPGEAR ACQUISITION CORPORATION

AND

SNAPGEAR INC.

Dated as of November 12, 2003

ARTICLE I	THE MERGER	1

1.1.	The Merger	1

1.2.	The Closing	1

1.3.	Effective Time	2

ARTICLE II	CERTIFICATE OF INCORPORATION AND BYLAWS OF THE SURVIVING CORPORATION	2

2.1.	Certificate of Incorporation	2

2.2.	Bylaws	2

ARTICLE III	DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION	2

3.1.	Directors	2

3.2.	Officers	2

ARTICLE IV	EFFECTS OF THE MERGER	2

4.1.	Merger Sub Stock	2

4.2.	SnapGear Securities	3

4.3.	Exchange of Certificates	4

4.4.	Adjustment of Exchange Ratio	6

4.5.	Additional Consideration	6

4.6.	Dissenting Shares	10

ARTICLE V	REPRESENTATIONS AND WARRANTIES OF SNAPGEAR	11

5.1.	Existence; Good Standing; Corporate Authority; Compliance With Law	11

5.2.	Authorization, Validity and Effect of Agreements	11

5.3.	Capitalization	12

5.4.	Subsidiaries	12

5.5.	Other Interests	12

5.6.	No Violation	13

5.7.	Financial Statements	13

5.8.	Litigation	14

5.9.	Absence of Certain Changes	14

5.10.	Taxes	14

5.11.	Employee Benefit Plans	14

5.12.	Labor Matters	15

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5.13.	No Brokers	15

5.14.	Intellectual Property	15

5.15.	Title to Assets	17

5.16.	Quality and Condition of Assets	17

5.17.	Inventory	17

5.18.	Real Property	17

5.19.	Accounts Receivable	17

5.20.	Insurance	18

5.21.	Permits, Authorizations, Etc	18

5.22.	Books and Records	18

5.23.	Customers	18

5.24.	Regulatory Compliance	18

5.25.	Full Disclosure	18

ARTICLE VI	REPRESENTATIONS AND WARRANTIES OF CYBERGUARD AND MERGER SUB	19

6.1.	Existence; Good Standing; Corporate Authority; Compliance With Law	19

6.2.	Authorization, Validity and Effect of Agreements	19

6.3.	Capitalization	20

6.4.	Subsidiaries	20

6.5.	Other Interests	20

6.6.	No Violation	20

6.7.	SEC Documents	21

6.8.	Litigation	21

6.9.	Absence of Certain Changes	22

6.10.	Taxes	22

6.11.	Employee Benefit Plans	22

6.12.	Labor Matters	23

6.13.	CyberGuard Common Stock	23

6.14.	No Brokers	23

ARTICLE VII	COVENANTS	23

7.1.	Alternative Proposals	23

7.2.	Interim Operations	24

7.3.	Approval of SnapGear Stockholders	26

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7.4.	Filings; Other Action	26

7.5.	Inspection of Records	27

7.6.	Publicity	27

7.7.	Information Statement	27

7.8.	Further Action	28

7.9.	Expenses	28

7.10.	Listing of CyberGuard Common Stock	28

7.11.	Treatment as a Reorganization	28

ARTICLE VIII	CONDITIONS	28

8.1.	Conditions to Each Party’s Obligation to Effect the Merger	28

8.2.	Conditions to Obligation of SnapGear to Effect the Merger	29

8.3.	Conditions to Obligation of CyberGuard and Merger Sub to Effect the Merger	30

ARTICLE IX	TERMINATION	31

9.1.	Termination by Mutual Consent	31

9.2.	Termination by Either CyberGuard or SnapGear	31

9.3.	Termination by SnapGear	31

9.4.	Termination by CyberGuard	32

9.5.	Effect of Termination and Abandonment	32

9.6.	Extension; Waiver	33

ARTICLE X	GENERAL PROVISIONS	33

10.1.	Nonsurvival of Representations, Warranties and Agreements	33

10.2.	Notices	33

10.3.	Assignments; Binding Effect	34

10.4.	Entire Agreement	34

10.5.	Amendment	35

10.6.	Governing Law	35

10.7.	Counterparts	35

10.8.	Headings	35

10.9.	Interpretation	35

10.10.	Waivers	35

10.11.	Incorporation of Disclosure Letters	35

10.12.	Severability	35

10.13.	Enforcement of Agreement	36

10.14.	Subsidiaries	36

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AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of November 12, 2003, among CyberGuard Corporation, a Florida corporation (“CyberGuard”), SnapGear Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of CyberGuard (“Merger Sub”), and SnapGear, Inc., a Delaware corporation (“SnapGear”).

RECITALS:

A. The Boards of Directors of CyberGuard and SnapGear each have determined that a business combination between CyberGuard and SnapGear is in the best interests of their respective companies and stockholders and presents an opportunity for their respective companies to achieve long-term strategic and financial benefits, and accordingly have agreed to effect the merger provided for herein upon the terms and subject to the conditions set forth herein.

B. For federal income tax purposes, it is intended that the merger provided for herein shall qualify as a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the “Code”), and this Agreement is intended to constitute a “plan of reorganization” within the meaning of the Treasury Regulations promulgated under Section 368 of the Code.

C. CyberGuard, Merger Sub and SnapGear desire to make certain representations, warranties and agreements in connection with the Merger (as defined herein).

AGREEMENT:

NOW, THEREFORE, in consideration of the foregoing, and of the representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:

ARTICLE I

THE MERGER

1.1. The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.3), Merger Sub shall be merged with and into SnapGear in accordance with this Agreement, and the separate corporate existence of Merger Sub shall thereupon cease (the “Merger”). SnapGear shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the “Surviving Corporation”). The Merger shall have the effects specified in the Delaware General Corporation Law (the “DGCL”).

1.2. The Closing. Subject to the terms and conditions of this Agreement, the closing of the Merger (the “Closing”) shall take place (a) at the offices of Boult, Cummings, Conners & Berry, PLC, 414 Union Street, Suite 1600, Nashville, Tennessee at 10:00 a.m., local time, on the first business day immediately following the day on which the last to be fulfilled or waived of the conditions set forth in Article 8 shall be fulfilled or waived in accordance herewith or (b) at such other time, date or place as CyberGuard and SnapGear may agree. The date on which the Closing occurs is hereinafter referred to as the “Closing Date.”

1.3. Effective Time. If all the conditions to the Merger set forth in Article 8 shall have been fulfilled or waived in accordance herewith and this Agreement shall not have been terminated as provided in Article 9, the parties hereto shall cause a Certificate of Merger meeting the requirements of Section 251 of the DGCL to be properly executed and filed in accordance with such Section on the Closing Date. The Merger shall become effective at the time of filing of the Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the DGCL or at such later time which the parties hereto shall have agreed upon and designated in such filing as the effective time of the Merger (the “Effective Time”).

ARTICLE II

CERTIFICATE OF INCORPORATION AND BYLAWS OF THE SURVIVING CORPORATION

2.1. Certificate of Incorporation. The Certificate of Incorporation of SnapGear in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation, until duly amended in accordance with applicable law.

2.2. Bylaws. The Bylaws of Merger Sub in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation, until duly amended in accordance with applicable law.

ARTICLE III

DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION

3.1. Directors. The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation as of the Effective Time and until their successors are duly appointed or elected in accordance with applicable law.

3.2. Officers. The officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation as of the Effective Time and until their successors are duly appointed or elected in accordance with applicable law.

ARTICLE IV

EFFECTS OF THE MERGER

4.1. Merger Sub Stock. At the Effective Time, each share of the Common Stock, $0.01 par value, of Merger Sub outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and non-assessable share of the Common Stock, $0.01 par value, of the Surviving Corporation.

4.2. SnapGear Securities.

(a) At the Effective Time, each share of the Common Stock, $0.001 par value (“SnapGear Common Stock”), of SnapGear issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive (i) shares of Common Stock, $0.01 par value (“CyberGuard Common Stock”), of CyberGuard, with a resulting “value” (as calculated below) to be received for each share of SnapGear Common Stock equal to $4.19, and (ii) $0.46 in cash (without interest) (the “Merger Consideration”). The number of shares of CyberGuard Common Stock to be issued to a holder of a share of SnapGear Common Stock in the Merger (the “Exchange Ratio”) shall be determined by dividing $4.19 by the Average Price (as defined herein) of a share of CyberGuard Common Stock. The shares of CyberGuard Common Stock issued in the Merger shall be “restricted securities” as defined in Rule 144(a)(3) promulgated under the Securities Act of 1933, as amended, until such securities are registered with the Securities and Exchange Commission pursuant to the Registration Rights Agreement.

The Exchange Ratio shall, in each case, be rounded to the nearest ten-thousandth of a share. The “Average Price” of a share of CyberGuard Common Stock shall be the average of the closing sales prices thereof on The Nasdaq National Market (as reported by The Wall Street Journal or, if not reported thereby, by another authoritative source) over the ten (10) trading days immediately preceding the date which is two (2) trading days prior to the Closing Date.

(b) As a result of the Merger and without any action on the part of the holder thereof, at the Effective Time all shares of SnapGear Common Stock shall cease to be outstanding and shall be cancelled and retired and shall cease to exist, and each holder of shares of SnapGear Common Stock shall thereafter cease to have any rights with respect to such shares of SnapGear Common Stock, except the right to receive, without interest, the CyberGuard Common Stock, cash consideration and cash for fractional shares of CyberGuard Common Stock in accordance with this Agreement upon the surrender of a certificate (a “Certificate”) representing such shares of SnapGear Common Stock.

(c) Each share of SnapGear Common Stock issued and held in SnapGear’s treasury at the Effective Time shall, by virtue of the Merger, cease to be outstanding and shall be cancelled and retired without payment of any consideration therefor.

(d) Prior to the Effective Time, the Board of Directors of SnapGear shall cause each option (individually, a “SnapGear Option” and collectively, the “SnapGear Options”) which is not exercisable immediately prior to the Effective Time under any SnapGear stock option plan (the “SnapGear Stock Option Plans”) to become fully vested, subject to consummation of the transactions contemplated hereby. Each SnapGear Option must be exercised on or before the Effective Time. Any SnapGear Options that are not exercised shall be cancelled without further action on the part of either CyberGuard or SnapGear. Upon exercise, the holder of each SnapGear Option shall be entitled to receive the Merger Consideration. No payment shall be made for fractional interests in respect of the SnapGear Options. From and after the date of this Agreement, no additional options shall be granted by SnapGear or its Subsidiaries (as defined in Section 10.14 hereof) under the SnapGear Stock Option Plans or otherwise.

4.3. Exchange of Certificates.

(a) As of the Effective Time, CyberGuard shall deposit, or shall cause to be deposited, with an exchange agent selected by CyberGuard, which shall be CyberGuard’s Transfer Agent or such other party reasonably satisfactory to SnapGear (the “Exchange Agent”), pursuant to an agreement, if any, with such Exchange Agent reasonably satisfactory to SnapGear, for the benefit of the holders of shares of SnapGear Common Stock, for exchange in accordance with this Article 4, certificates representing the shares of CyberGuard Common Stock, cash consideration and cash in lieu of fractional shares, together with any dividends or distributions with respect thereto (relating to record dates for such dividends or distributions after the Effective Time), being hereinafter referred to as the “Exchange Fund,” to be issued pursuant to Section 4.2 and paid pursuant to this Section 4.3 in exchange for outstanding shares of SnapGear Common Stock.

(b) Promptly after the Effective Time, CyberGuard shall cause the Exchange Agent to mail to each holder of record of shares of SnapGear Common Stock (i) a letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to such shares of SnapGear Common Stock shall pass, only upon delivery of the Certificates representing such shares to the Exchange Agent and which shall be in such form and have such other provisions as CyberGuard may determine and (ii) instructions for use in effecting the surrender of such Certificates in exchange for certificates representing shares of CyberGuard Common Stock, cash consideration and cash in lieu of fractional shares. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, the holder of the shares represented by such Certificate shall be entitled to receive in exchange therefor (x) a certificate representing that number of whole shares of CyberGuard Common Stock and (y) a check representing the amount of cash consideration, cash in lieu of fractional shares, if any, and unpaid dividends and distributions, if any, which such holder has the right to receive in respect of the Certificate surrendered pursuant to the provisions of this Article 4, after giving effect to any required withholding tax, and the shares represented by the Certificate so surrendered shall forthwith be canceled. No interest will be paid or accrued on the cash consideration, cash in lieu of fractional shares and unpaid dividends and distributions, if any, payable to holders of shares of SnapGear Common Stock. In the event of a transfer of ownership of SnapGear Common Stock which is not registered in the transfer records of SnapGear, a certificate representing the proper number of shares of CyberGuard Common Stock, together with a check for the cash consideration and cash to be paid in lieu of fractional shares, may be issued to such a transferee if the Certificate representing such SnapGear Common Stock is presented to the Exchange

Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

(c) Notwithstanding any other provisions of this Agreement, no dividends or other distributions declared after the Effective Time on CyberGuard Common Stock shall be paid with respect to any shares of SnapGear Common Stock represented by a Certificate until such Certificate is surrendered for exchange as provided herein. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the certificates representing whole shares of CyberGuard Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time payable with respect to such whole shares of CyberGuard Common Stock, less the amount of any withholding taxes which may be required thereon, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of CyberGuard Common Stock, less the amount of any withholding taxes which may be required thereon.

(d) At or after the Effective Time, there shall be no transfers on the stock transfer books of SnapGear of the shares of SnapGear Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged for certificates for shares of CyberGuard Common Stock, cash consideration and cash in lieu of fractional shares, if any, deliverable in respect thereof pursuant to this Agreement in accordance with the procedures set forth in this Article 4.

(e) No certificates or scrip representing fractional shares of CyberGuard Common Stock will be issued in the Merger, but in lieu thereof each holder of SnapGear Common Stock otherwise entitled to a fractional share of CyberGuard Common Stock will be entitled to receive in accordance with the provisions of this Section 4.3(e) from the Exchange Agent a cash payment in lieu of such fractional share of CyberGuard Common Stock in an amount equal to the product of such fractional part of a share of CyberGuard Common Stock multiplied by the Average Price, which product shall be rounded up to the next highest cent, without any interest thereon.

(f) Any portion of the Exchange Fund (including the proceeds of any investments thereof and any shares of CyberGuard Common Stock) that remains unclaimed by the former stockholders of SnapGear one year after the Effective Time shall be delivered to the Surviving Corporation. Any former stockholders of SnapGear who have not theretofore complied with this Article 4 shall thereafter look only to the Surviving Corporation for payment of their shares of CyberGuard Common Stock, cash consideration, cash in lieu of fractional shares and unpaid dividends and distributions of the CyberGuard Common Stock deliverable in respect of each share of SnapGear Common Stock such stockholder holds as determined pursuant to this Agreement, in each case, without any interest thereon.

(g) None of CyberGuard, SnapGear, the Surviving Corporation, the Exchange Agent or any other person shall be liable to any former holder of shares of SnapGear Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

(h) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by CyberGuard, the posting by such person of a bond in such reasonable amount as CyberGuard may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of CyberGuard Common Stock, cash consideration and cash in lieu of fractional shares, and unpaid dividends and distributions on shares of CyberGuard Common Stock as provided in Section 4.3(c), deliverable in respect thereof pursuant to this Agreement.

4.4. Adjustment of Exchange Ratio. In the event that, subsequent to the date of this Agreement but prior to the Effective Time, the outstanding shares of CyberGuard Common Stock or SnapGear Common Stock, respectively, shall have been changed into a different number of shares or a different class as a result of a stock split, reverse stock split, stock dividend, subdivision, reclassification, split, combination, exchange, recapitalization or other similar transaction, the Exchange Ratio shall be appropriately adjusted.

4.5. Additional Consideration. Record Holders (as hereinafter defined) shall receive the following additional shares of CyberGuard Common Stock at the Closing (the “Earnout Shares”), subject to vesting in accordance with the terms set forth below:

(a) Definitions. For the purpose of this Section 4.5 the following terms shall have the meanings indicated below:

“Affiliate” means any entity directly or indirectly controlling, controlled by or under direct or indirect common control with the Surviving Corporation.

“Contingent Payment Period” shall be the period commencing December 1, 2003 and ending November 30, 2004 with regard to the vesting of Earnout Shares based upon Revenues for purposes of this Section 4.5.

“Record Holder” shall be either a holder of record of SnapGear Common Stock as of the Effective Time (excepting those holders who have validly exercised their dissenters’ rights under the DGCL).

“Revenues” for the Contingent Payment Period shall be the worldwide sales of SnapGear Products and related services by the Surviving Corporation and its Affiliates for the Contingent Payment Period, net of discounts and a reasonable allowance for returns, as derived from CyberGuard’s consolidated financial statements, determined in accordance with generally accepted accounting principles applied on a consistent basis. Intercompany sales (within CyberGuard) are specifically excluded.

“SnapGear Know-How” means the designs, methods, tooling, fixtures, drawings, specifications, technology, engineering data, computer programs, compositions, compounds, and test results in which SnapGear now has, or hereafter obtains, any right and which are useful in making or using products.

“SnapGear Patents” means (i) the U.S. and foreign patents and patent applications listed in Schedule 5.14(b) of the SnapGear Disclosure Letter, and (ii) all other U.S. and foreign patents and patent applications (a) in which SnapGear now has, or hereafter obtains, any right or (b) which covers or is based upon an invention now or hereafter made or conceived by an employee of SnapGear or a person working at a SnapGear facility.

“SnapGear Products” means any device which is (i) covered by, or made by a process which is covered by one or more claims of SnapGear Patents, or (ii) incorporates, uses or is made in accordance with material SnapGear Know-How, in each case whether sold by the Surviving Corporation or one of its Affiliates and whether such SnapGear Products are sold under the SnapGear name or another name.

(b) Agreement of the Parties. It is the agreement of the parties to this Agreement that the operations of the Surviving Corporation shall be conducted in accordance with the following principles:

(i) The Surviving Corporation will, and CyberGuard will cause its other Affiliates to, attempt to maximize the number of Earnout Shares to become vested pursuant to this Section 4.5 consistent with a business plan which optimizes short- and long-term sales and earnings growth, and without causing CyberGuard or its Affiliates to incur a commercially unreasonable or disproportionate amount of legal or ethical liabilities relative to the potential benefits to CyberGuard and its Affiliates of such efforts.

(ii) Revenues are to be computed for the purposes of this Section 4.5 by adding together the actual worldwide sales of SnapGear Products and related services by the Surviving Corporation and its Affiliates, net of discounts and a reasonable allowance for returns. Intercompany sales (within CyberGuard) are specifically excluded from the computation and should any SnapGear Product be recalled during the Contingent Payment Period the revenues from such recalled SnapGear Product are to be subtracted from the revenues for the Contingent Payment Period.

(c) Vesting of Earnout Shares Based Upon Revenues. The Earnout Shares issued to the Record Holders pursuant to this Section 4.5 at Closing shall vest based on the achievement of Revenue targets for the Contingent Payment Period pursuant to clause (i), (ii) or (iii) below, as applicable, as follows:

(i) for Revenues equal to $12,500,000, the aggregate number of shares of CyberGuard Common Stock that shall vest equals the amount obtained by dividing $3,200,000 by the Average Price and then multiplying that quotient by 0.25; or

(ii) for Revenues between $12,500,001 and $15,000,000, the aggregate number of shares of CyberGuard Common Stock that shall vest equals the sum of (A) the number of shares that would vest based on Revenues equal to $12,500,000 pursuant to clause (i) above, plus (B) a number of shares equal to (x) $3,200,000 divided by the Average Price multiplied by (y) (1) the Revenues minus $12,500,000 divided by (2) the incremental target Revenues of $2,500,000; or

(iii) for Revenues of $15,000,000 or more, the aggregate number of shares of CyberGuard Common Stock that shall vest equals the amount obtained by dividing $3,200,000 by the Average Price.

Each Record Holder shall become vested in a number of Earnout Shares which results from the calculation above multiplied by such Record Holder’s ownership percentage of the fully-diluted SnapGear Common Stock immediately prior to the Effective Time. Earnout Shares that do not vest in accordance with this Section 4.5(c) shall be forfeited by the Record Holders.

(d) Determination of Vesting of Earnout Shares. As promptly as practicable after the end of the Contingent Payment Period, but in any event, within thirty (30) days after the end of the Contingent Payment Period (the “Determination Date”), CyberGuard shall determine the number of Earnout Shares that shall vest, if any, in respect of the Contingent Payment Period and shall deliver to each Record Holder a notice (the “Earnout Vesting Notice”), setting forth in reasonable detail the calculation of such vested shares. The Earnout Vesting Notice shall include a statement from the Chief Financial Officer of CyberGuard setting forth the calculation of Revenues for the Contingent Payment Period determined in accordance with this Agreement, certifying as to the accuracy thereof. CyberGuard and each of Bob Waldie and David Martirano or their respective designees (the “SnapGear Representatives”), on behalf of the Record Holders, shall from time to time throughout the entire period from the Closing Date to the Determination Date, upon reasonable request of SnapGear Representatives, meet and discuss any and all financial and business matters relating to the calculation of Revenues for the Contingent Payment Period.

(e) Disputes Regarding Vesting of Earnout Shares. The SnapGear Representatives shall within sixty (60) days of receipt of the Earnout Vesting Notice (the “Receipt Date”), provide written notice to CyberGuard of any dispute which the Record Holders may have over the calculation of Revenues for the Contingent Payment Period (the “Earn-out Dispute Notice”). If the Record Holders dispute any aspect of the calculation of Revenues, the SnapGear Representatives must set forth in reasonable detail the basis for such dispute. CyberGuard and its independent accountants will provide the SnapGear Representatives and their independent accountants with reasonable access to the necessary books, records and work papers of CyberGuard and its subsidiaries to enable the SnapGear Representatives to review and evaluate the basis for CyberGuard’s calculation of Revenues for the Contingent Payment Period, and the SnapGear Representatives and their independent accountants shall have the right, at the Record Holders’ expense, to make copies of all such books, records and work papers. During the thirty (30) day period following CyberGuard’s receipt of the Earnout Dispute Notice, the parties shall attempt in good faith to settle any dispute through negotiation, and shall instruct their respective independent accountants to seek to resolve the points of disagreement and agree upon the Revenues for the Contingent Payment Period.

(f) Absence of Dispute. If the Record Holders do not dispute any aspect of CyberGuard’s calculation of Revenues for the Contingent Payment Period within sixty (60) days of the Determination Date, or if CyberGuard and the SnapGear Representatives, on behalf of the Record Holders, reach agreement upon the items initially in dispute (with such further adjustments as to which they may agree) within thirty (30) days following CyberGuard’s receipt of the Earnout Dispute Notice, the Revenues so accepted or agreed upon shall be final, conclusive and binding on the parties hereto and not subject to collateral attack.

(g) Resolution of Disputes; Accounting Firm. If the SnapGear Representatives, on behalf of the Record Holders, do not accept CyberGuard’s calculation of Revenues and CyberGuard and the SnapGear Representatives do not agree upon the items in dispute pursuant to the procedures set forth above, CyberGuard and the SnapGear Representatives shall promptly refer the items in dispute to a firm of nationally recognized independent public accountants which has not performed any services since the Closing Date for either CyberGuard or SnapGear or their respective Affiliates (the “Accounting Firm”) to act as an arbitrator to resolve all matters in dispute and determine the calculation of Revenues. The Accounting Firm shall, with forty-five (45) days after such submission, determine and report to CyberGuard and the SnapGear Representatives upon any disputed items. Each of the parties shall furnish, at its own expense, the Accounting Firm and the other parties with (i) a statement as to the matters in dispute and such party’s calculation of Revenues based on its interpretation of such disputed matters and (ii) such other documents and information as the Accounting Firm may request. Each party may also furnish to the Accounting Firm such other information and documents as it deems relevant with appropriate copies or notification being given to the other parties. The Accounting Firm may conduct a conference concerning the disagreement between the Record Holders and CyberGuard, at which conference each party shall have the right to present additional documents, materials and other evidence and to have present its or their advisors, counsel or accountants. The Accounting Firm shall promptly render their decision on the matters in dispute in writing, which decision will include the Accounting Firm’s own statement as to Revenues based on the matters not in dispute and the Accounting Firm’s determination regarding matters in dispute. All determinations made by the Accounting Firm shall be final, conclusive and binding with respect to the calculation of Revenues and shall not be subject to collateral attack. Fees and expenses of the Accounting Firm shall be borne by the party whose calculation of Revenues as set forth in its initial submission to the Accounting Firm differs by the greatest number of dollars from the calculation of Revenues by the Accounting Firm.

(h) Delivery of Earnout Shares. The certificates evidencing the Earnout Shares being issued pursuant to this Agreement shall be initially registered in the name of the Record Holder, but shall be delivered to and retained by the Chief Financial Officer of CyberGuard (or such other officer as CyberGuard shall designate) in escrow until the Earnout Shares vest. In addition, the Record Holder shall be required to deliver to CyberGuard appropriate blank stock powers to be held in escrow until the Earnout Shares vest. While the Earnout Shares are being held in escrow, the Record Holder shall have all the rights of a stockholder with respect to the Earnout Shares (other than the right to transfer the Earnout Shares), including the right to vote the Earnout Shares and to receive all dividends or other distributions paid or made with respect to the Earnout Shares. Any dividends or distributions on the Earnout Shares (other than cash dividends), however, shall be held in escrow by CyberGuard until the Earnout Shares subject to the distribution vest. As promptly as practicable after the completion of the calculations described in Section 4.5(c), (d) and (e), hereof, and the resolution of any dispute, the Chief Financial Officer at CyberGuard shall deliver to the Record Holders certificates representing the vested Earnout Shares with respect to the Contingent Payment Period. A letter from the Chief Financial Officer of CyberGuard shall accompany each certificate, or if no Earnout Shares have vested, such letter shall be sent alone, describing the calculations made in determining the vested Earnout Shares.

(i) Assignability. Until final determination of the number of Earnout Shares that shall vest based on Revenues for the Contingent Payment Period, the Earnout Shares may not be assigned or transferred in any manner whatsoever except by operation of law or by will.

4.6. Dissenting Shares.

(a) Notwithstanding any other provisions of this Agreement to the contrary, shares of SnapGear that are outstanding immediately prior to the Effective Time and which are held by holders who shall have not voted in favor of the Merger or consented thereto in writing and who shall have demanded properly in writing appraisal for such shares in accordance with Section 262 of the DGCL and who shall not have withdrawn such demand or otherwise have forfeited appraisal rights (collectively, the “Dissenting Shares”) shall not be converted into or represent the right to receive shares of CyberGuard Common Stock. Such holders shall be entitled to receive payment of the appraised value of such shares, except that all Dissenting Shares held by holders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such shares under such Section 262 shall thereupon be deemed to have been converted into and to have become exchangeable, as of the Effective Time, for the right to receive, without any interest thereon, the Merger Consideration, upon surrender of the Certificates evidencing such shares.

(b) SnapGear shall give CyberGuard (i) prompt notice of any demands for appraisal received by SnapGear, withdrawals of such demands, and any other instruments served pursuant to the DGCL and received by SnapGear and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the DGCL. SnapGear shall not, except with the prior written consent of CyberGuard, make any payments with respect to any demands for appraisal, or offer to settle, or settle, any such demands.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF SNAPGEAR

Except as set forth in the disclosure letter delivered at or prior to the execution hereof to CyberGuard (the “SnapGear Disclosure Letter”), whether or not there is a specific reference to a “Schedule” thereof below, SnapGear represents and warrants to CyberGuard as of the date of this Agreement as follows:

5.1. Existence; Good Standing; Corporate Authority; Compliance With Law. SnapGear is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation. SnapGear is duly licensed or qualified to do business as a foreign corporation and is in good standing under the laws of any other state of the United States in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified or to be in good standing would not have a material adverse effect on the business, results of operations or financial condition of SnapGear and its Subsidiaries (as defined in Section 10.14) taken as a whole (a “SnapGear Material Adverse Effect”); provided, however, that a SnapGear Material Adverse Effect shall not be deemed to include the impact of: (a) the implementation of changes in generally accepted accounting principles; and (b) actions and omissions of SnapGear or its Subsidiaries taken or permitted with the prior written consent of CyberGuard after the date hereof. SnapGear has all requisite corporate power and authority to own, operate and lease its properties and carry on its business as now conducted. Each of SnapGear’s Subsidiaries (as defined in Section 10.14 hereof) is a corporation, partnership or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has the corporate or partnership power and authority to own its properties and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification, except for jurisdictions in which such failure to be so qualified or to be in good standing would not have a SnapGear Material Adverse Effect. Neither SnapGear nor any of its Subsidiaries is in violation in any material respect of any order of any court, governmental authority or arbitration board or tribunal, or any law, ordinance, governmental rule or regulation to which SnapGear or any of its Subsidiaries or any of their respective properties or assets is subject. SnapGear and its Subsidiaries have obtained all licenses, permits and other authorizations and have taken all actions required by applicable law or governmental regulations in connection with their business as now conducted. The copies of SnapGear’s Certificate of Incorporation and Bylaws previously delivered to CyberGuard are true and correct.

5.2. Authorization, Validity and Effect of Agreements. SnapGear has the requisite corporate power and authority to execute and deliver this Agreement and all agreements and documents contemplated hereby and to perform its obligations hereunder and thereunder. Subject only to the approval of this Agreement and the transactions contemplated hereby by the holders of two-thirds (2/3) of the outstanding shares of SnapGear Common Stock, the consummation by SnapGear of the transactions contemplated hereby has been duly authorized by all requisite corporate action. This Agreement constitutes, and all agreements and documents contemplated hereby (when executed and delivered pursuant hereto for value received) will constitute, the valid and legally binding obligations of SnapGear, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors’ rights and general principles of equity.

5.3. Capitalization. The authorized capital stock of SnapGear consists of 10,000,000 shares of SnapGear Common Stock. As of the date of this Agreement, there were 3,381,383 shares of SnapGear Common Stock (excluding 25,400 shares issued and held in treasury) issued and outstanding, and no additional shares of capital stock of SnapGear are issuable, except pursuant to the exercise of 57,280 options outstanding under the SnapGear Stock Option Plans. SnapGear has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of SnapGear on any matter. All issued and outstanding shares of SnapGear Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. There are not at the date of this Agreement any existing options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments which obligate SnapGear or any of its Subsidiaries to issue, transfer or sell any shares of capital stock of SnapGear or any of its Subsidiaries, except pursuant to the exercise of 57,280 SnapGear Options outstanding on the date hereof under the SnapGear Stock Option Plans, which shall either be exercised immediately prior the Effective Time or shall be cancelled in accordance with Section 4.2(d) above. After the Effective Time, the Surviving Corporation will have no obligation to issue, transfer or sell any shares of capital stock of SnapGear or the Surviving Corporation pursuant to any SnapGear Benefit Plan (as defined in Section 5.11). The SnapGear stockholders list previously delivered to CyberGuard is a true and correct list of the holders of record of SnapGear Common Stock.

5.4. Subsidiaries. SnapGear owns directly or indirectly each of the outstanding shares of capital stock of each of SnapGear’s Subsidiaries. Each of the outstanding shares of capital stock of each of SnapGear’s Subsidiaries is duly authorized, validly issued, fully paid and nonassessable, and is owned, directly or indirectly, by SnapGear free and clear of all liens, pledges, security interests, claims or other encumbrances other than liens imposed by local law which are not material. The following information for each Subsidiary of SnapGear has been previously provided to CyberGuard, if applicable: (i) its name and jurisdiction of incorporation or organization; (ii) its authorized capital stock or share capital; and (iii) the number of issued and outstanding shares of capital stock or share capital.

5.5. Other Interests. Except for interests in the SnapGear Subsidiaries, neither SnapGear nor any SnapGear Subsidiary owns directly or indirectly any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or entity (other than investments in short-term investment securities and corporate partnering, development, cooperative marketing and similar undertakings and arrangements entered into in the ordinary course of business).

5.6. No Violation. Neither the execution and delivery by SnapGear of this Agreement nor the consummation by SnapGear of the transactions contemplated hereby in accordance with the terms hereof, will: (i) conflict with or result in a breach of any provisions of the Certificate of Incorporation or Bylaws of SnapGear; (ii) except as set forth on Schedule 5.6, result in a breach or violation of, a default under, or the triggering of any payment or other material obligations pursuant to, or accelerate vesting under, any of its existing SnapGear Stock Option Plans, or any grant or award made under any of the foregoing; (iii) except as set forth on Schedule 5.6, violate, conflict with, result in a breach of any provision of, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, result in the termination or in a right of termination or cancellation of, accelerate the performance required by, result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties of SnapGear or its Subsidiaries under, or result in being declared void, voidable, or without further binding effect, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust or any material license, franchise, permit, lease, contract, agreement or other instrument to which SnapGear or any of its Subsidiaries is a party, or by which SnapGear or any of its Subsidiaries or any of their respective properties is bound or affected; or (iv) other than the filings provided for in Article 1, applicable federal, state and local regulatory filings, the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities and “Blue Sky” laws or filings in connection with the maintenance of qualification to do business in other jurisdictions (collectively, the “Regulatory Filings”), require any material consent, approval or authorization of, or declaration, filing or registration with, any domestic governmental or regulatory authority.

5.7. Financial Statements. Schedule 5.7 of the SnapGear Disclosure Letter contains the following financial statements of SnapGear: (i) unaudited balance sheet and statement of income as of and for the three months ended September 30, 2003; and (ii) unaudited balance sheets, statements of income, changes in stockholders’ equity and cash flows as of and for the years ended June 30, 2003 and 2002. Each of the consolidated balance sheets of SnapGear (together with the related notes and schedules) fairly presents, in all material respects, the consolidated financial position of SnapGear and the SnapGear Subsidiaries as of its date, and each of the consolidated statements of income or operations, stockholders’ equity and cash flows of SnapGear (including any related notes and schedules) fairly presents, in all material respects, the results of operations, stockholders’ equity or cash flows, as the case may be, of SnapGear and the SnapGear Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to the lack of footnote disclosure and normal year-end audit adjustments which would not be material in amount or effect), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein. Except as and to the extent set forth on the consolidated balance sheet of SnapGear and the SnapGear Subsidiaries at September 30, 2003, including all notes thereto, neither SnapGear nor any of the SnapGear Subsidiaries has any material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on, or reserved against in, a balance sheet of SnapGear or in the notes thereto, prepared in accordance with generally accepted accounting principles consistently applied, except liabilities arising in the ordinary course of business since such date and liabilities disclosed in the SnapGear Disclosure Letter.

5.8. Litigation. There are no actions, suits or proceedings pending against SnapGear or the SnapGear Subsidiaries, or, to the actual knowledge of the executive officers of SnapGear, threatened against SnapGear or the SnapGear Subsidiaries, at law or in equity, or before or by any federal or state commission, board, bureau, agency or instrumentality, that are reasonably likely to have a SnapGear Material Adverse Effect.

5.9. Absence of Certain Changes. Since June 30, 2003, SnapGear has conducted its business only in the ordinary course of such business, and there has not been (i) any SnapGear Material Adverse Effect; (ii) any declaration, setting aside or payment of any dividend or other distribution with respect to its capital stock; or (iii) any material change in its accounting principles, practices or methods.

5.10. Taxes. SnapGear and each of its Subsidiaries (i) have timely filed all material federal, state and foreign tax returns required to be filed by any of them for tax years ended prior to the date of this Agreement or requests for extensions have been timely filed and any such request shall have been granted and not expired, and all such returns are complete in all material respects, (ii) have paid or accrued all taxes shown to be due and payable on such returns, (iii) have properly accrued all such taxes for such periods subsequent to the periods covered by such returns, and (iv) have “open” years for federal income tax returns only as set forth in the SnapGear Disclosure Letter.

5.11. Employee Benefit Plans. All employee benefit plans and other benefit arrangements covering employees of SnapGear and the SnapGear Subsidiaries (the “SnapGear Benefit Plans”) are listed in the SnapGear Disclosure Letter, except SnapGear Benefit Plans which are not material. True and complete copies of the SnapGear Benefit Plans have been made available to CyberGuard. To the extent applicable, the SnapGear Benefit Plans comply, in all material respects, with the requirements of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Code, and any SnapGear Benefit Plan intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service (the “IRS”) to be so qualified. No SnapGear Benefit Plan is covered by Title IV of ERISA or Section 412 of the Code. No SnapGear Benefit Plan nor SnapGear has incurred any liability or penalty under Section 4975 of the Code or Section 502(i) of ERISA. Each SnapGear Benefit Plan has been maintained and administered in all material respects in compliance with its terms and with ERISA and the Code to the extent applicable thereto. To the actual knowledge of the executive officers of SnapGear, there are no pending or anticipated material claims against or otherwise involving any of the SnapGear Benefit Plans and no suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of SnapGear Benefit Plan activities) has been brought against or with respect to any such SnapGear Benefit Plan. All material contributions required to be made as of the date hereof to the SnapGear Benefit Plans have been made or provided for. Neither SnapGear nor any entity under “common control” with SnapGear within the meaning of ERISA Section 4001 has contributed to, or been required to contribute to, any “multi-employer plan” (as defined in Sections 3(37) and 4001(a)(3) of ERISA)

in the past six (6) years. Except as required by law, SnapGear does not maintain or contribute to any plan or arrangement which provides or has any liability to provide life insurance or medical benefits to any employee or former employee upon his retirement or termination of employment other than as required by ERISA, the Code or applicable state law, and SnapGear has never represented, promised or contracted (whether in oral or written form) to any employee or former employee that such benefits would be provided other than as required by ERISA, the Code or applicable state law. Except as set forth on Schedule 5.11, the execution of, and performance of the transactions contemplated in, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any benefit plan, policy, arrangement or agreement or any trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee.

5.12. Labor Matters. Neither SnapGear nor any of its Subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization. There is no unfair labor practice or labor arbitration proceeding pending or, to the actual knowledge of the executive officers of SnapGear, threatened against SnapGear or its Subsidiaries relating to their business. To the actual knowledge of the executive officers of SnapGear, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of SnapGear or any of its Subsidiaries.

5.13. No Brokers. Except as set forth on Schedule 5.13, SnapGear has not entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of SnapGear or CyberGuard to pay any finder’s fees, brokerage or agent’s commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby. SnapGear is not aware of any claim for payment of any finder’s fees, brokerage or agent’s commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

5.14. Intellectual Property.

(a) For the purposes of this Agreement, “Intellectual Property” means any or all of the following and all rights in, arising out of, or associated therewith: (A) United States, international and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisional patents, continuations and continuations-in-part thereof; (B) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know-how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (C) all copyrights (whether registered or unregistered), mask work rights, copyright registrations and applications therefor throughout the world; (D) all industrial designs and any registrations and applications therefor throughout the world; (E) all trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor throughout the world; (F) all databases and data collections and all rights therein throughout the world; (G) all web pages, web sites, domain names and URLs; (H) all software and other computer code, including source code and object code and any programmer’s notes relating thereto; and (I) any similar, corresponding or equivalent rights to any of the foregoing.

(b) Schedule 5.14(b) of the SnapGear Disclosure Letter sets forth a list of all material Intellectual Property (other than trade secrets, proprietary information, know-how and other Intellectual Property not readily reducible to schedule form) owned by SnapGear or its Subsidiaries (the “SnapGear Intellectual Property Assets”). Except as set forth on Schedule 5.14(b) of the SnapGear Disclosure Letter, SnapGear or its Subsidiaries own all right, title and interest in and to SnapGear Intellectual Property Assets free and clear of any encumbrances and have the sole and exclusive right to use all such SnapGear Intellectual Property Assets.

(c) SnapGear or its Subsidiaries own, or have a valid license pursuant to a contract listed on Schedule 5.14(c) for, all computer software used by them, except for generally available off-the-shelf software products that do not require customization or third party implementation assistance (e.g. Microsoft Word, Adobe Acrobat, etc.), for which SnapGear has a valid license but which is not listed on Schedule 5.14(c). Each such license is valid and in full force and effect.

(d) Except as set forth on Schedule 5.14(d), neither SnapGear nor any of its Subsidiaries are parties to any material license, sublicense or agreement relating to the use by any third party of any Intellectual Property of SnapGear or its Subsidiaries which is now in effect.

(e) To the knowledge of SnapGear or its Subsidiaries, the SnapGear Intellectual Property Assets do not infringe, and are not based on a misappropriation of, any Intellectual Property of any other person. Except as set forth on Schedule 5.14(e) of the SnapGear Disclosure Letter, no action or proceeding is pending or, to the actual knowledge of the executive officers of SnapGear threatened, to the effect that the operations of SnapGear or its Subsidiaries infringes upon, misappropriates or conflicts with any Intellectual Property right owned or held by any third party.

(f) To the knowledge of SnapGear or its Subsidiaries, no third party is infringing upon any of the SnapGear Intellectual Property Assets.

(g) Except as set forth on Schedule 5.14(g), either SnapGear or its Subsidiaries have secured valid written assignments or work-made-for-hire agreements from all consultants and employees who have contributed or may contribute to the creation or development of any SnapGear Intellectual Property Assets. Each of SnapGear and its Subsidiaries has taken commercially reasonable measures to maintain and protect each material item of Intellectual Property that it owns or uses.

(h) SnapGear and its Subsidiaries have followed reasonable commercial practices to protect and preserve the confidentiality of non-public SnapGear Intellectual Property Assets. To the knowledge of SnapGear or its Subsidiaries, no third party (including any present or former employee or consultant of any of them) is in violation of any written agreement relating to confidentiality.

(i) The SnapGear Intellectual Property Assets are sufficient for the operation of the business of SnapGear and its Subsidiaries as currently conducted.

5.15. Title to Assets. SnapGear’s unaudited balance sheet dated September 30, 2003 reflects all of the material assets of SnapGear and its Subsidiaries relating to its business as of the date thereof required to be set forth thereon by generally accepted accounting principles (the “Assets”). Except as set forth on Schedule 5.15, SnapGear has good and marketable title to all of the Assets free and clear of all claims, assessments, security interests, liens, restrictions and encumbrances. The Assets constituted all assets owned by SnapGear and used by SnapGear in the operation of SnapGear’s business as of September 30, 2003. Except as set forth on Schedule 5.15, no person other than SnapGear owns or leases (as lessee) any of the Assets.

5.16. Quality and Condition of Assets. All equipment and other material items of tangible property and assets included in the Assets are free from material defects and in good operating condition and repair, reasonable wear and tear excepted, and are usable in the regular and ordinary course of business, and to SnapGear’s knowledge, conform in all material respects to all applicable laws, ordinances, codes, rules and regulations relating to their use and operation by SnapGear.

5.17. Inventory. The inventory of SnapGear at September 30, 2003, and any inventory acquired after the date thereof, other than obsolete items written off or down or otherwise provided for, consisted of raw materials and supplies, manufactured and purchased parts, goods in process and finished goods of a quantity and quality saleable in the ordinary course of business, and such inventory is, to the best knowledge of SnapGear, fit and sufficient for the purpose for which it was procured or manufactured. All obsolete items in said inventory have been written off or down or otherwise provided for. The inventory of SnapGear at September 30, 2003 and any inventory acquired after that date is carried on its books at the lower of cost (in accordance with the first-in, first-out method) or market pursuant to the normal inventory valuation policy of SnapGear.

5.18. Real Property. SnapGear owns no real property in connection with its business. Schedule 5.18 of the SnapGear Disclosure Letter sets forth a complete and accurate list of all real property leased by SnapGear in connection with its business (the “Real Property”). SnapGear has good and valid title to the leasehold estates in the Real Property, free and clear of all mortgages, liens, security interest, pledges, leases, subleases, encumbrances, charges, assignments, claims of other restrictions (other than the lessor’s interest).

5.19. Accounts Receivable. The accounts receivable of SnapGear reflected on SnapGear’s unaudited balance sheet dated September 30, 2003, and all accounts receivable arising since such date, arose from bona fide transactions in the ordinary course of business and adequate provisions have been made for those accounts receivable which are not current (according to generally accepted accounting principles) and fully collectible, less the allowance for doubtful accounts reflected therein. The accounts receivable are valid and, to the actual knowledge of the executive officers of SnapGear, subject to no counterclaims or setoffs. SnapGear has no knowledge of any facts that would be reasonably likely to render uncollectible any such accounts receivable not written off prior to September 30, 2003 or reserved against on SnapGear’s September 30, 2003 unaudited balance sheet.

5.20. Insurance. The Assets and the conduct of the business of SnapGear is adequately insured (in the manner and to the extent customary for corporations engaged in the same or similar business) by insurers reasonably believed by SnapGear to be financially sound and reputable insurers, all of which are unaffiliated with SnapGear.

5.21. Permits, Authorizations, Etc. SnapGear has all material approvals, authorizations, consents, licenses, orders and other permits of all governmental agencies and authorities, whether federal, state, local or foreign, required to permit the operation of the business of SnapGear as presently conducted, all of which are valid and in good standing with the issuing agencies and not subject to any proceedings for suspension, modification or revocation.

5.22. Books and Records. The books and records of SnapGear have been maintained in accordance with good business practices and fairly present, in all material respects, the basis for the financial position and results of operations of SnapGear set forth in the financial statements provided to CyberGuard.

5.23. Customers. Except as set forth on Schedule 5.23, (i) SnapGear currently maintains good working relationships with all of the customers and suppliers of its business, and (ii) no current customer or supplier of SnapGear’s business has given SnapGear notice terminating, canceling or threatening to terminate or cancel any commitments, contracts or arrangements with SnapGear or its Subsidiaries.

5.24. Regulatory Compliance. SnapGear and its Subsidiaries are in compliance in all material respects with all applicable statutes, rules, regulations, and requirements of the Government Entities having jurisdiction over SnapGear and its Subsidiaries, and the operations of its business. As used herein, “Government Entity” means any government or any agency, bureau, board, directorate, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state, local or foreign. SnapGear has timely filed all material reports, data, and other information required to be filed with the Government Entities.

5.25. Full Disclosure. This Agreement and all exhibits, schedules and all agreements and instruments required to be delivered at Closing pursuant to Article VIII hereof do not and will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements made and to be made not misleading. To the best knowledge of SnapGear, all other information furnished or to be furnished to CyberGuard and its representatives pursuant to or in connection with this Agreement does not and will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements made and to be made not misleading. Copies of all documents referred to in the

SnapGear Disclosure Letter have been delivered or made available to CyberGuard and its representatives and are true, correct and complete in all material respects.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF CYBERGUARD AND MERGER SUB

Except as set forth in the disclosure letter delivered at or prior to the execution hereof to SnapGear (the “CyberGuard Disclosure Letter”), CyberGuard and Merger Sub represent and warrant to SnapGear as of the date of this Agreement as follows:

6.1. Existence; Good Standing; Corporate Authority; Compliance With Law. Each of CyberGuard and Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation. CyberGuard is duly licensed or qualified to do business as a foreign corporation and is in good standing under the laws of any other state of the United States in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified or to be in good standing would not have a material adverse effect on the business, results of operations or financial condition of CyberGuard and its Subsidiaries taken as a whole (a “CyberGuard Material Adverse Effect”); provided, however, that a CyberGuard Material Adverse Effect shall not be deemed to include the impact of: (a) the implementation of changes in generally accepted accounting principles; and (b) actions and omissions of CyberGuard or its Subsidiaries taken or permitted with the prior written consent of SnapGear after the date hereof. CyberGuard has all requisite corporate power and authority to own, operate and lease its properties and carry on its business as now conducted. Each of CyberGuard’s Subsidiaries is a corporation, partnership or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has the corporate or partnership power and authority to own its properties and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification, except for jurisdictions in which such failure to be so qualified or to be in good standing would not have a CyberGuard Material Adverse Effect. Neither CyberGuard nor any CyberGuard Subsidiary is in violation in any material respect of any order of any court, governmental authority or arbitration board or tribunal, or any law, ordinance, governmental rule or regulation to which CyberGuard or any of its Subsidiaries or any of their respective properties or assets is subject. CyberGuard and its Subsidiaries have obtained all licenses, permits and other authorizations and have taken all actions required by applicable law or governmental regulations in connection with their business as now conducted. The copies of CyberGuard’s Articles of Incorporation and Bylaws previously delivered to SnapGear are true and correct.

6.2. Authorization, Validity and Effect of Agreements. Each of CyberGuard and Merger Sub has the requisite corporate power and authority to execute and deliver this Agreement and all agreements and documents contemplated hereby and to perform its obligations hereunder and thereunder. The consummation by CyberGuard and Merger Sub of the transactions contemplated hereby has been duly authorized by all requisite corporate action. This Agreement constitutes, and all agreements and documents contemplated hereby (when executed and delivered pursuant hereto for value received) will constitute, the valid and legally binding obligations of CyberGuard and Merger Sub, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors’ rights and general principles of equity.

6.3. Capitalization. The authorized capital stock of CyberGuard consists of 50,000,000 shares of Common Stock, $0.01 par value (“CyberGuard Common Stock”), and 5,000,000 shares of Preferred Stock, $0.01 par value (“CyberGuard Preferred Stock”). As of the date of this Agreement, there were 21,787,146 shares of CyberGuard Common Stock and no shares of CyberGuard Preferred Stock, issued and outstanding. Since such date, no additional shares of capital stock of CyberGuard have been issued except pursuant to CyberGuard’s 401K plan and the exercise of options outstanding under CyberGuard’s stock option plans (the “CyberGuard Stock Option Plans”). CyberGuard has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of CyberGuard on any matter. All issued and outstanding shares of CyberGuard Common Stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights.

6.4. Subsidiaries. CyberGuard owns directly or indirectly all of the outstanding shares of capital stock of each of CyberGuard’s Subsidiaries. Each of the outstanding shares of capital stock of each of CyberGuard’s Subsidiaries is duly authorized, validly issued, fully paid and nonassessable, and is owned, directly or indirectly, by CyberGuard free and clear of all liens, pledges, security interests, claims or other encumbrances other than liens imposed by local law which are not material. The name and jurisdiction of incorporation of each Subsidiary of CyberGuard has been previously provided to SnapGear. CyberGuard owns 100% of the issued and outstanding capital stock of Merger Sub. Merger Sub has not engaged in any activities other than in connection with the transactions contemplated by this Agreement.

6.5. Other Interests. Except for interests in the CyberGuard Subsidiaries, neither CyberGuard nor any CyberGuard Subsidiary owns directly or indirectly any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or entity (other than investments in short-term investment securities and corporate partnering, development, cooperative marketing and similar undertakings and arrangements entered into in the ordinary course of business).

6.6. No Violation. Neither the execution and delivery by CyberGuard and Merger Sub of this Agreement, nor the consummation by CyberGuard and Merger Sub of the transactions contemplated hereby in accordance with the terms hereof, will: (i) conflict with or result in a breach of any provisions of the Articles of Incorporation or Bylaws of CyberGuard or Merger Sub; (ii) result in a breach or violation of, a default under, or the triggering of any payment or other material obligations pursuant to, or accelerate vesting under, any of the CyberGuard Stock Option Plans, or any grant or award under any of the foregoing; (iii) violate, conflict with, result in a breach of any provision of, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, result in the termination or in a right of termination or cancellation of, accelerate the performance required by, result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties of CyberGuard or its Subsidiaries under, or result in being declared void, voidable, or without further binding effect, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust or any material license, franchise, permit, lease, contract, agreement or other instrument, preemptive right, commitment or obligation to which CyberGuard or any of its Subsidiaries is a party, or by which CyberGuard or any of its Subsidiaries or any of their respective properties is bound or affected; or (iv) other than the Regulatory Filings, require any material consent, approval or authorization of, or declaration, filing or registration with, any domestic governmental or regulatory authority.

6.7. SEC Documents. CyberGuard has delivered to SnapGear each registration statement, report, proxy statement or information statement prepared and filed with the Securities and Exchange Commission by it since June 30, 2003, including, without limitation, its Annual Report on Form 10-K for the year ended June 30, 2003, each in the form (including exhibits and any amendments thereto) filed with the SEC (collectively, the “CyberGuard Reports”). As of their respective dates, the CyberGuard Reports (i) complied as to form in all material respects with the applicable requirements of the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each of the consolidated balance sheets included in or incorporated by reference into the CyberGuard Reports (including the related notes and schedules) fairly presents, in all material respects, the consolidated financial position of CyberGuard and its Subsidiaries as of its date, and each of the consolidated statements of income, retained earnings and cash flows included in or incorporated by reference into the CyberGuard Reports (together with the related notes and schedules) fairly presents, in all material respects, the results of operations, retained earnings or cash flows, as the case may be, of CyberGuard and its Subsidiaries for the periods set forth therein (subject to the lack of footnote disclosure and normal year-end audit adjustments which would not be material in amount or effect), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein. Except as and to the extent set forth in the consolidated balance sheet of CyberGuard and its Subsidiaries at June 30, 2003, including all notes thereto, or as set forth in the CyberGuard Reports, neither CyberGuard nor any of its Subsidiaries has any material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on, or reserved against in, a balance sheet of CyberGuard or in the notes thereto, prepared in accordance with generally accepted accounting principles consistently applied, except liabilities arising in the ordinary course of business since such date.

6.8. Litigation. There are no actions, suits or proceedings pending against CyberGuard or the CyberGuard Subsidiaries or, to the actual knowledge of the executive officers of CyberGuard, threatened against CyberGuard or the CyberGuard Subsidiaries, at law or in

equity, or before or by any federal or state commission, board, bureau, agency or instrumentality, that are reasonably likely to have a CyberGuard Material Adverse Effect.

6.9. Absence of Certain Changes. Since June 30, 2003, CyberGuard has conducted its business only in the ordinary course of such business, and there has not been (i) any CyberGuard Material Adverse Effect; (ii) any declaration, setting aside or payment of any dividend or other distribution with respect to its capital stock; or (iii) any material change in its accounting principles, practices or methods.

6.10. Taxes. CyberGuard and each of its Subsidiaries (i) have timely filed all material federal, state and foreign tax returns required to be filed by any of them for tax years ended prior to the date of this Agreement or requests for extensions have been timely filed and any such request shall have been granted and not expired, and all such returns are complete in all material respects, (ii) have paid or accrued all taxes shown to be due and payable on such returns, (iii) have properly accrued all such taxes for such periods subsequent to the periods covered by such returns, and (iv) have “open” years for federal income tax returns only as set forth in the CyberGuard Disclosure Letter.

6.11. Employee Benefit Plans. All employee benefit plans and other benefit arrangements covering employees of CyberGuard and the CyberGuard Subsidiaries (the “CyberGuard Benefit Plans”) are listed in the CyberGuard Disclosure Letter, except CyberGuard Benefit Plans which are not material. True and complete copies of the CyberGuard Benefit Plans have been made available to SnapGear. To the extent applicable, the CyberGuard Benefit Plans comply, in all material respects, with the requirements of ERISA and the Code, and any CyberGuard Benefit Plan intended to be qualified under Section 401(a) of the Code has been determined by the IRS to be so qualified. No CyberGuard Benefit Plan is covered by Title IV of ERISA or Section 412 of the Code. No CyberGuard Benefit Plan nor CyberGuard has incurred any liability or penalty under Section 4975 of the Code or Section 502(i) of ERISA. Each CyberGuard Benefit Plan has been maintained and administered in all material respects in compliance with its terms and with ERISA and the Code to the extent applicable thereto. As of the date of this Agreement, to the actual knowledge of the executive officers of CyberGuard, there are no pending or anticipated claims against or otherwise involving any of the CyberGuard Benefit Plans, and no suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of CyberGuard Benefit Plan activities) has been brought against or with respect to any such CyberGuard Benefit Plan. All material contributions required to be made as of the date hereof to the CyberGuard Benefit Plans have been made or provided for. Neither CyberGuard nor any entity under “common control” with CyberGuard within the meaning of ERISA Section 4001 has contributed to, or been required to contribute to, any “multi-employer plan” (as defined in Sections 3(37) and 4001(a)(3) of ERISA) during the past six (6) years. Except as required by law, CyberGuard does not maintain or contribute to any plan or arrangement which provides or has any liability to provide life insurance or medical benefits to any employee or former employee upon his retirement or termination of employment other than as required by ERISA, the Code or applicable state law, and CyberGuard has never represented, promised or contracted (whether in oral or written form) to any employee or former employee that such benefits would be provided other than as required by ERISA, the Code or applicable state law. The execution of, and performance of the transactions contemplated in, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any benefit plan, policy, arrangement or agreement or any trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee.

6.12. Labor Matters. Neither CyberGuard nor any of its Subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization. There is no unfair labor practice or labor arbitration proceeding pending or, to the actual knowledge of the executive officers of CyberGuard, threatened against CyberGuard or its Subsidiaries relating to their business. To the actual knowledge of the executive officers of CyberGuard, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of CyberGuard or any of its Subsidiaries.

6.13. CyberGuard Common Stock. The issuance and delivery by CyberGuard of all shares of CyberGuard Common Stock to be issued in connection with the Merger and this Agreement have been duly and validly authorized by all necessary corporate action on the part of CyberGuard and no shareholder approval is required in connection therewith. The shares of CyberGuard Common Stock to be issued in connection with the Merger and this Agreement, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable, and issued without violation of any preemptive right of any other person or entity. CyberGuard has more than 300 shareholders of record and, to the knowledge of CyberGuard, no 20 individual shareholders, together with their family members and affiliates, together own, directly or indirectly through one or more affiliates, shares of CyberGuard Common Stock carrying fixed entitlements to more than 75% of CyberGuard’s income, capital or voting rights.

6.14. No Brokers. CyberGuard has not entered into any contract, arrangement or understanding with any person or firm which may result in the obligations of CyberGuard to pay any finder’s fees, brokerage or agent’s commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby. CyberGuard is not aware of any claim for payment of any finder’s fees, brokerage or agent’s commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

ARTICLE VII

COVENANTS

7.1. Alternative Proposals. Prior to the Effective Time, SnapGear agrees (a) that neither it nor any of its Subsidiaries shall, and it shall direct and use its reasonable efforts to cause its officers, directors, employees, agents and representatives (including, without limitation, any investment banker, attorney or accountant retained by it or any of its Subsidiaries) not to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to its stockholders) with respect to a merger, acquisition, consolidation or similar transaction involving, or any purchase of all or any significant portion of the assets or any equity securities of, SnapGear or any of its Significant Subsidiaries (any such proposal or offer being hereinafter referred to as an “Alternative Proposal”) or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Alternative Proposal, or otherwise facilitate any effort or attempt to make or implement an Alternative Proposal; (b) that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing, and it will take the necessary steps to inform the individuals or entities referred to above of the obligations undertaken in this Section 7.1; and (c) that it will notify CyberGuard immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, it; provided, however, that nothing contained in this Section 7.1 shall prohibit the Board of Directors of SnapGear from furnishing information to or entering into discussions or negotiations with, any person or entity that makes an unsolicited bona fide proposal to acquire SnapGear pursuant to a merger, consolidation, share exchange, purchase of a substantial portion of assets, business combination or other similar transaction, if, and only to the extent that, (i) the Board of Directors of SnapGear determines in good faith that such action is required for the Board of Directors to comply with its fiduciary duties to stockholders imposed by law, (ii) prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity, SnapGear provides written notice to CyberGuard to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person or entity, and (iii) subject to any confidentiality agreement with such person or entity (which SnapGear determined in good faith was required to be executed in order for its Board of Directors to comply with fiduciary duties to stockholders imposed by law), SnapGear keeps CyberGuard informed of the status (not the terms) of any such discussions or negotiations. Nothing in this Section 7.1 shall (x) permit SnapGear to terminate this Agreement (except as specifically provided in Article 9 hereof), (y) permit SnapGear to enter into any agreement with respect to an Alternative Proposal during the term of this Agreement (it being agreed that during the term of this Agreement, SnapGear shall not enter into any agreement with any person that provides for, or in any way facilitates, an Alternative Proposal (other than a confidentiality agreement in customary form)), or (z) affect any other obligation of SnapGear under this Agreement.

7.2. Interim Operations.

(a) Prior to the Effective Time, except as set forth in the SnapGear Disclosure Letter or as contemplated by any other provision of this Agreement, unless CyberGuard has consented in writing thereto, SnapGear:

(i) Shall, and shall cause each of its Subsidiaries to, conduct its operations according to their usual, regular and ordinary course in substantially the same manner as heretofore conducted;

(ii) Shall use its reasonable efforts, and shall cause each of its Subsidiaries to use its reasonable efforts, to preserve intact their business organizations and goodwill, keep available the services of their respective officers and employees and maintain satisfactory relationships with those persons having business relationships with them;

(iii) Shall not amend its Certificate of Incorporation or Bylaws;

(iv) Shall promptly notify CyberGuard of any material emergency or other material change in its condition (financial or otherwise), business or results of operations, any material litigation or material governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the breach in any material respect of any representation or warranty contained herein;

(v) Shall not (x) except pursuant to the exercise of options, warrants, conversion rights and other contractual rights existing on the date hereof and disclosed pursuant to this Agreement, issue any shares of its capital stock, effect any stock split or otherwise change its capitalization as it existed on the date hereof, (y) grant, confer or award any option, warrant, conversion right or other right not existing on the date hereof to acquire any shares of its capital stock, (z) increase any compensation or enter into or amend any employment agreement with any of its present or future officers or directors, except for normal increases consistent with past practice, or (aa) adopt any new employee benefit plan (including any stock option, stock benefit or stock purchase plan) or amend any existing employee benefit plan in any material respect, except for changes which are less favorable to participants in such plans and except for the acceleration of vesting of SnapGear Options by the SnapGear Board of Directors in accordance with Section 4.2(d) above;

(vi) Shall not (x) declare, set aside or pay any dividend or make any other distribution or payment with respect to any shares of its capital stock or (y) except in connection with the use of shares of capital stock to pay the exercise price or tax withholding in connection with its stock-based employee benefit plans, directly or indirectly redeem, purchase or otherwise acquire any shares of its capital stock or capital stock of any of its Subsidiaries, or make any commitment for any such action; and

(vii) Shall not, and shall not permit any of its Subsidiaries to sell, lease or otherwise dispose of any of its assets (including capital stock of Subsidiaries) which are material, individually or in the aggregate, except in the ordinary course of business.

(b) Prior to the Effective Time, except as set forth in the CyberGuard Disclosure Letter or as contemplated by any other provision of this Agreement, unless SnapGear has consented in writing thereto, CyberGuard:

(i) Shall conduct its operations in the ordinary course in substantially the same manner as heretofore conducted;

(ii) Shall not amend its Articles of Incorporation;

(iii) Shall promptly notify SnapGear of any material emergency or other material change in its condition (financial or otherwise), business or results of operations, any material litigation or material governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the breach in any material respect of any representation or warranty contained herein;

(iv) Shall not sell, lease or otherwise dispose of any of its assets (including capital stock of Subsidiaries) which are material, individually or in the aggregate, except in the ordinary course of business;

(v) Shall not redeem, purchase or otherwise acquire, or propose to redeem, purchase or acquire, a material amount of the outstanding CyberGuard Common Stock; and

(vi) Shall not declare or make any extraordinary distributions with respect to its capital stock.

7.3. Approval of SnapGear Stockholders. SnapGear will take all action necessary in accordance with applicable law and its Certificate of Incorporation and Bylaws to convene a meeting of its stockholders as promptly as practicable to consider and vote upon the approval of this Agreement and the transactions contemplated hereby, or to seek the written consent of its stockholders in lieu of a meeting of stockholders. The Board of Directors of SnapGear shall recommend such approval and shall take all lawful action to solicit such approval, including, without limitation, timely mailing the Information Statement/Private Placement Memorandum (as defined in Section 7.7); provided, however, that such recommendation or solicitation is subject to any action (including any withdrawal or change of its recommendation) taken by, or upon authority of, the Board of Directors of SnapGear in the exercise of its good faith judgment as to its fiduciary duties to its stockholders imposed by law.

7.4. Filings; Other Action. Subject to the terms and conditions herein provided, SnapGear and CyberGuard shall: (a) promptly make their respective filings and thereafter make any other required submissions under the HSR Act with respect to the Merger, if applicable; (b) use all reasonable efforts to cooperate with one another in (i) determining which filings are required to be made prior to the Effective Time with, and which consents, approvals, permits or authorizations are required to be obtained prior to the Effective Time from, governmental or regulatory authorities of the United States, the several states and foreign jurisdictions in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and (ii) timely making all such filings and timely seeking all such consents, approvals, permits or authorizations; and (c) use all reasonable efforts to take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the transactions contemplated by this Agreement. If, at any time after the Effective Time, any further action is reasonably necessary or desirable to carry out the purpose of this Agreement, the proper officers and directors of CyberGuard and SnapGear shall take all such necessary action.

7.5. Inspection of Records. From the date hereof to the Effective Time, each of SnapGear and CyberGuard shall (i) allow all designated officers, attorneys, accountants and other representatives of the other reasonable access at all reasonable times to the offices, records and files, correspondence, audits and properties, as well as to all information relating to commitments, contracts, titles and financial position, or otherwise pertaining to the business and affairs, of SnapGear and CyberGuard and their respective Subsidiaries and affiliates, as the case may be, (ii) furnish to the other, the other’s counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such persons may reasonably request and (iii) instruct the employees, counsel and financial advisors of SnapGear or CyberGuard, as the case may be, to cooperate with the other in the other’s investigation of the business of it and its Subsidiaries.

7.6. Publicity. The initial press release relating to this Agreement shall be a joint press release and thereafter SnapGear and CyberGuard shall, subject to their respective legal obligations, consult with each other, and use reasonable efforts to agree upon the text of any press release, before issuing any such press release or otherwise making public statements with respect to the transactions contemplated hereby and in making any filings with any federal or state governmental or regulatory agency.

7.7. Information Statement. CyberGuard and SnapGear shall cooperate and promptly prepare an Information Statement/Private Placement Memorandum (the “Information Statement/Private Placement Memorandum”) with respect to the CyberGuard Common Stock and cash consideration issuable in the Merger, a portion of which Information Statement/Private Placement Memorandum shall also serve as the information statement with respect to the solicitation of consents of the stockholders of SnapGear in connection with the Merger. The respective parties will cause the Information Statement/Private Placement Memorandum to comply as to form in all material respects with the applicable provisions of the Securities Act and the rules and regulations thereunder. CyberGuard shall use its best efforts to obtain all necessary state securities law or “Blue Sky” permits or approvals required to carry out the transactions contemplated by this Agreement and will pay all expenses incident thereto. CyberGuard agrees that none of the information supplied or to be supplied by CyberGuard for inclusion in the Information Statement/Private Placement Memorandum and each amendment or supplement thereto, at the time of mailing thereof and at the time of the consent of stockholders of SnapGear, will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. SnapGear agrees that none of the information supplied or to be supplied by SnapGear for inclusion in the Information Statement/Private Placement Memorandum and each amendment or supplement thereto, at the time of mailing thereof and at the time of the consent of stockholders of SnapGear, will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. For purposes of the foregoing, it is understood and agreed that information concerning or relating to CyberGuard will be deemed to have been supplied by CyberGuard and information concerning or relating to SnapGear will be deemed to have been supplied by SnapGear. No amendment or supplement to the Information Statement/Private Placement Memorandum shall be made by CyberGuard or SnapGear without the approval of the other party; provided, that either party may amend or supplement the Information Statement/Private Placement Memorandum if, upon advice of counsel, failure to do so would result in the Information Statement/Private Placement Memorandum containing false and misleading information.

7.8. Further Action. Each party hereto shall, subject to the fulfillment at or before the Effective Time of each of the conditions of performance set forth herein or the waiver thereof, perform such further acts and execute such documents as may be reasonably required to effect the Merger.

7.9. Expenses. Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, except as expressly provided herein, and for such purpose the costs and expenses incurred on behalf of SnapGear and its shareholders relating to the transactions contemplated by this Agreement shall either be approved by CyberGuard prior to payment or paid by SnapGear after the Closing.

7.10. Listing of CyberGuard Common Stock. CyberGuard shall use its best efforts to cause the shares of CyberGuard Common Stock issuable in connection with the transactions contemplated herein to be approved as additional shares of CyberGuard Common Stock for listing upon notice of issuance on The Nasdaq Stock Market.

7.11. Treatment as a Reorganization. The parties agree to use their best efforts to take any action, or refrain from taking any action, necessary for the Merger to be treated as a “reorganization” within the meaning of Section 368(a) of the Code.

ARTICLE VIII

CONDITIONS

8.1. Conditions to Each Party’s Obligation to Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

(a) This Agreement and the transactions contemplated hereby shall have been approved in the manner required by applicable law by the holders of the issued and outstanding shares of capital stock of SnapGear entitled to vote thereon.

(b) Neither of the parties hereto shall be subject to any order or injunction of a court of competent jurisdiction which prohibits the consummation of the transactions contemplated by this Agreement. In the event any such order or injunction shall have been issued, each party agrees to use its reasonable efforts to have any such injunction lifted.

(c) All material approvals required under state securities laws relating to the issuance of the CyberGuard Common Stock to be issued to SnapGear stockholders in connection with the Merger shall have been received.

(d) All material consents, authorizations, orders and approvals of (or filings or registrations with) any governmental commission, board or other regulatory body required in connection with the execution, delivery and performance of this Agreement shall have been obtained or made, except for filings in connection with the Merger and any other documents required to be filed after the Effective Time.

(e) The shares of CyberGuard Common Stock issuable as part of the transaction contemplated by this Agreement shall have been approved as additional shares of CyberGuard Common Stock for listing upon notice of issuance to The Nasdaq Stock Market.

8.2. Conditions to Obligation of SnapGear to Effect the Merger. The obligation of SnapGear to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

(a) CyberGuard shall have performed its agreements contained in this Agreement required to be performed on or prior to the Closing Date in all material respects, the representations and warranties of CyberGuard and Merger Sub contained in this Agreement and in any other agreements or instruments required to be delivered at Closing pursuant to Article VIII hereof shall be true and correct in all material respects as of the Closing Date, and SnapGear shall have received a certificate of the President or a Vice President of CyberGuard, dated the Closing Date, certifying to such effect.

(b) From the date of this Agreement through the Effective Time, there shall not have occurred any change in the financial condition, business or operations of CyberGuard and its Subsidiaries, taken as a whole, that would have or would be reasonably likely to have a CyberGuard Material Adverse Effect.

(c) CyberGuard shall execute a Registration Rights Agreement, substantially in the form attached hereto as Exhibit A (the “Registration Rights Agreement”), and offer each of the SnapGear stockholders the opportunity to execute the Registration Rights Agreement.

(d) CyberGuard shall enter into a Services Agreement with PORTtel Pty Ltd. and Employment Agreements with each of Richard S.J. Stevenson and Peter Cronk in substantially the forms attached hereto as Exhibits B-1, B-2 and B-3.

(e) The Board of Directors of CyberGuard shall have amended CyberGuard’s insider trading policy to exclude SnapGear employees other than SnapGear employees who become officers, directors, key employees or consultants of CyberGuard or any of its Subsidiaries or Affiliates; provided, however, that as of the Effective Time, only Robert B. Waldie, Richard S. J. Stevenson and Peter Cronk, and their respective Affiliates, shall be subject to the CyberGuard insider trading policy.

8.3. Conditions to Obligation of CyberGuard and Merger Sub to Effect the Merger. The obligations of CyberGuard and Merger Sub to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

(a) SnapGear shall have performed its agreements contained in this Agreement required to be performed on or prior to the Closing Date in all material respects, the representations and warranties of SnapGear contained in this Agreement and any other agreements or instruments required to be delivered at Closing pursuant to Article VIII hereof shall be true and correct in all material respects as of the Closing Date, and CyberGuard shall have received a certificate of the President or a Vice President of SnapGear, dated the Closing Date, certifying to such effect.

(b) From the date of this Agreement through the Effective Time, there shall not have occurred any change in the financial condition, business or operations of SnapGear and its Subsidiaries, taken as a whole, that would have or would be reasonably likely to have a SnapGear Material Adverse Effect.

(c) Each of the employee-stockholders of SnapGear listed on Exhibit C hereto shall have executed a Restricted Stock Agreement substantially in the form attached hereto as Exhibit D. Such Restricted Stock Agreement shall provide that fifty percent (50%) of the shares of CyberGuard Common Stock issued pursuant to Article 4 of this Agreement (the “Restricted Stock”) to the employee-stockholders of SnapGear listed on Exhibit C hereto shall be subject to vesting as follows: 50% of the Restricted Stock shall vest 12 months following the Effective Time, provided such person has not voluntarily terminated employment and has not been terminated for “Cause” (as defined therein); and 50% of the Restricted Stock shall vest 24 months following the Effective Time, provided such person has not voluntarily terminated employment and has not been terminated for “Cause” (as defined therein), subject in each case to accelerated vesting in the event of termination by the employee for “Good Reason” (as defined therein), upon death or disability of the employee or upon a “Change of Control” (as defined therein) of CyberGuard.

(d) SnapGear shall have delivered to CyberGuard audited financial statements of SnapGear for the fiscal year(s) ended June 30, 2003 and June 30, 2002, with an unqualified opinion of SnapGear’s independent auditors, together with any other financial statements or information that can reasonably be expected to be required by CyberGuard to fully comply with Regulation S-X promulgated by the Securities and Exchange Commission.

(e) PORTtel Pty Ltd. shall enter into a Services Agreement with CyberGuard and each of Richard S.J. Stevenson and Peter Cronk shall enter into Employment Agreements with CyberGuard in substantially the forms attached hereto as Exhibits B-1, B-2 and B-3.

(f) SnapGear shall have obtained the consent, approval, amendment or waiver of each person whose consent, approval, amendment or waiver shall be required under the contracts listed on Schedule 8.3(f) of the SnapGear Disclosure Letter, such consents, approvals, amendments or waivers shall be on terms reasonably satisfactory to CyberGuard.

ARTICLE IX

TERMINATION

9.1. Termination by Mutual Consent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the approval of this Agreement by the stockholders of SnapGear, by the mutual consent of CyberGuard and SnapGear.

9.2. Termination by Either CyberGuard or SnapGear. This Agreement may be terminated and the Merger may be abandoned by action of the Board of Directors of either CyberGuard or SnapGear if (a) the Merger shall not have been consummated by December 31, 2003, (b) the approval of SnapGear’s stockholders required by Section 8.1(a) shall not have been obtained at a meeting duly convened therefore or by written consent, or (c) a United States federal or state court of competent jurisdiction or United States federal or state governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable; provided, that the party seeking to terminate this Agreement pursuant to this clause (c) shall have used all reasonable efforts to remove such injunction, order or decree; provided further, in the case of a termination pursuant to clause (a) above, that the terminating party shall not have breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the failure to consummate the Merger by December 31, 2003.

9.3. Termination by SnapGear. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, by action of the Board of Directors of SnapGear, if (a) in the exercise of its good faith judgment as to fiduciary duties to its stockholders imposed by law, the Board of Directors of SnapGear determines that such termination is required by reason of an Alternative Proposal being made, (b) there has been a material breach by CyberGuard or Merger Sub of any material representation or warranty contained in this Agreement, or (c) there has been a material breach of any of the material covenants or agreements set forth in this Agreement on the part of CyberGuard, which breach is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by SnapGear to CyberGuard.

9.4. Termination by CyberGuard. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, by action of the Board of Directors of CyberGuard, if (a) the Board of Directors of SnapGear shall have withdrawn or modified in a manner adverse to CyberGuard its approval or recommendation of this Agreement or the Merger due to the existence of an Alternative Proposal, or shall have recommended an Alternative Proposal to SnapGear stockholders, (b) there has been a material breach by SnapGear of any material representation or warranty contained in this Agreement, or (c) there has been a material breach of any of the material covenants or agreements set forth in this Agreement on the part of SnapGear, which breach is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by CyberGuard to SnapGear.

9.5. Effect of Termination and Abandonment.

(a) In the event that any person shall have made an Alternative Proposal for SnapGear and thereafter this Agreement is terminated pursuant to Section 9.3(a) or Section 9.4(a), then SnapGear, if requested by CyberGuard, shall promptly, but in no event later than two days after the date of such request, pay CyberGuard a fee of $1,000,000, which amount shall be payable by wire transfer of same day funds. SnapGear acknowledges that the agreements contained in this Section 9.5(a) are an integral part of the transactions contemplated in this Agreement, and that, without these agreements, CyberGuard and Merger Sub would not enter into this Agreement; accordingly, if SnapGear fails to promptly pay the amount due pursuant to this Section 9.5(a), and, in order to obtain such payment, CyberGuard or Merger Sub commences a suit which results in a judgment against SnapGear for the fee set forth in this Section 9.5(a), the non-prevailing party shall pay to the prevailing party its costs and expenses (including attorneys’ fees) in connection with such suit, together with interest on the amount of the fee at the rate of 12% per annum from the date such fee was requested to the date of payment.

(b) In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article 9, all obligations of the parties hereto shall terminate, except the obligations of the parties pursuant to this Section 9.5 and Section 7.9, and except for the provisions of Sections 10.2, 10.3, 10.4, 10.6, 10.8, 10.9, 10.10, 10.12 and 10.13. Moreover, in the event of termination of this Agreement pursuant to Section 9.3 or Section 9.4, nothing herein shall prejudice the ability of the non-breaching party from seeking damages from any other party for any breach of this Agreement, including without limitation, attorneys’ fees and the right to pursue any remedy at law or in equity; provided, however, that in the event CyberGuard has received the fee payable under Section 9.5(a) hereof, it shall not (i) assert or pursue in any manner, directly or indirectly, any claim or cause of action based in whole or in part upon alleged tortious or other interference with rights under this Agreement against any entity or person submitting an Alternative Proposal or (ii) assert or pursue in any manner, directly or indirectly, any claim or cause of action against SnapGear or any of its officers, directors, employees, agents or representatives based in whole or in part upon its or their receipt, consideration, recommendation, or approval of an Alternative Proposal.

9.6. Extension; Waiver. At any time prior to the Effective Time, any party hereto, by action taken by its Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

ARTICLE X

GENERAL PROVISIONS.

10.1. Nonsurvival of Representations, Warranties and Agreements. All representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall be deemed to the extent expressly provided herein to be conditions to the Merger and shall not survive the Merger; provided, however, that the agreements contained in Article 4, Section 7.4, Section 7.9, Section 7.11 and this Article 10 and the agreements delivered pursuant to this Agreement shall survive the Merger.

10.2. Notices. Any notice required to be given hereunder shall be sufficient if in writing, and sent by facsimile transmission and by courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:

If to CyberGuard or Merger Sub:

Scott J. Hammack, CEO

CyberGuard Corporation

2000 West Commercial Blvd., Suite 200

Fort Lauderdale, Florida 33309

Facsimile: (954) 958-3901

With a copy to:

Adriana Kovalovska

Vice President Legal Affairs

CyberGuard Corporation

2000 West Commercial Blvd., Suite 200

Fort Lauderdale, Florida 33309

Facsimile: (954) 958-3901

If to SnapGear:

Bob Waldie, Chairman

SnapGear Inc.

7984 S. Welby Park Drive, Suite 101

West Jordan, Utah 84088

Facsimile: (801) 282-8496

With a copy to:

Christopher D. Graham, Esq.

Edwards & Angell, LLP

2800 Financial Plaza

Providence, Rhode Island 02903

Facsimile: (401) 276-6611

And a copy to:

David Martirano

c/o Point Judith Capital Partners

5784 Post Road, Suite 5

East Greenwich, Rhode Island 02818

Facsimile: (401) 885-4686

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated, personally delivered or mailed.

10.3. Assignments; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, except for the provisions of Article 4, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

10.4. Entire Agreement. This Agreement, the SnapGear Disclosure Letter, the CyberGuard Disclosure Letter, the Confidentiality Agreement between SnapGear and CyberGuard dated March 4, 2003, the Registration Rights Agreement and any other agreements or instruments required to be delivered at Closing pursuant to Article VIII hereof constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

10.5. Amendment. This Agreement may be amended by the parties hereto, to the extent authorized by their respective Boards of Directors, at any time before or after approval of matters presented in connection with the Merger by the stockholders of SnapGear, but after any such stockholder approval, no amendment shall be made which by law requires the further approval of stockholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

10.6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without regard to its rules of conflict of laws.

10.7. Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

10.8. Headings. Headings of the Articles and Sections of this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

10.9. Interpretation. In this Agreement, unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders and words denoting natural persons shall include corporations and partnerships and vice versa.

10.10. Waivers. Except as provided in this Agreement, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

10.11. Incorporation of Disclosure Letters. The SnapGear Disclosure Letter and the CyberGuard Disclosure Letter are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

10.12. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

10.13. Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

10.14. Subsidiaries. As used in this Agreement, the word “Subsidiary” when used with respect to any party means any corporation or other organization, whether incorporated or unincorporated, of which such party directly or indirectly owns or controls at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization, or any organization of which such party is a general partner or managing member. When a reference is made in this Agreement to Significant Subsidiaries, the words “Significant Subsidiaries” shall refer to Subsidiaries (as defined above) which constitute “significant subsidiaries” under Rule 405 promulgated by the Securities and Exchange Commission under the Securities Act.

SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year first written above.

ATTEST:	CYBERGUARD CORPORATION

By:	By:

Scott J. Hammack Chairman and Chief Executive Officer

ATTEST:	SNAPGEAR ACQUISITION CORPORATION

By:	By:

Patrick J. Clawson President

ATTEST:	SNAPGEAR, INC.

By:	By:

Robert B. Waldie Chairman of the Board

Exhibit A

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made as of November         , 2003, among CYBERGUARD CORPORATION, a Florida corporation (the “Company”), and the former owners of common stock of SnapGear, Inc. as set forth on Exhibit A hereto.

RECITAL:

The Company, SnapGear Acquisition Corporation and SnapGear, Inc. are parties to that certain Agreement and Plan of Merger of even date herewith (the “Merger Agreement”), which provides, among other things, that a portion of the Merger Consideration (as defined in the Merger Agreement) shall be paid to the stockholders of SnapGear, Inc. (the “Stockholders” or the “Holders”) in the form of Common Stock of the Company, par value $0.01 (the “Common Stock”). Capitalized terms used but not defined in this Agreement have the meanings assigned to such terms in the Merger Agreement. As an inducement to SnapGear, Inc. to enter into the Merger Agreement, and an inducement to the Stockholders to vote in favor of such agreement, the Company agrees with the Stockholders as follows:

AGREEMENT:

NOW, THEREFORE, the parties hereby agree as follows:

1. CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the following respective meanings:

1.1 Affiliates. “Affiliate” shall mean any person that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, any party specified in this Agreement.

1.2 Commission. “Commission” shall mean the United States Securities Exchange Commission or any other federal agency at the time administering the Securities Act.

1.3 Common Shares. “Common Shares” shall mean the shares of Common Stock issued at any time to the Stockholders pursuant to the Merger Agreement, and including, for purposes of clarification, the Earnout Shares and shares issued to employees of SnapGear which are subject to the Restricted Stock Agreement.

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1.4 Exchange Act. “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

1.5 Notice and Questionnaire. “Notice and Questionnaire” shall mean the written notice, which may be in the form attached as Exhibit B hereto, delivered to the Company by a Stockholder containing any information necessary with respect to the Stockholder necessary to include such Holder’s Registrable Securities in the registration statement described in this Agreement or to amend such registration statement or supplement the related prospectus with respect to the intended distribution of Registrable Securities by the Stockholder.

1.6 Person. “Person” shall mean any individual, partnership, limited liability company, corporation, trust or other entity.

1.7 Register; Registered; Registration. “Register,” “registered” and “registration” shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement by the Commission.

1.8 Registrable Shares. “Registrable Shares” shall mean (i) the Common Shares and (ii) all shares of the Company’s Common Stock issued as a dividend on, or other distribution with respect to, or in exchange or in replacement of, the Common Shares, until, in the case of any such security, the earliest of (i) its effective registration under the Securities Act and resale in accordance with the registration statement covering it, (ii) the earliest date such shares may be sold pursuant to Rule 144 under the Securities Act were it not held by an “affiliate” (as defined in Rule 144 under the Securities Act, or any successor rule thereof) of the Company and (iii) its sale pursuant to Rule 144 or otherwise, except in sales referenced in the proviso to Section 5.1.

1.9 Registration Expenses. “Registration Expenses” shall mean all expenses incurred by the Company in complying with Section 3, including all registration and filing fees, exchange listing fees, printing expenses, fees and disbursements of counsel for the Company, state securities’ law fees and expenses, the expense of any special consents and advice or similar audit services of independent auditors incident to or required by any such registration.

1.10 Securities Act. “Securities Act” shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

1.11 Selling Expenses. “Selling Expenses” shall mean any underwriting discounts and selling commissions associated with the sale of Registrable Securities by a Holder hereunder and any fees and expenses for any counsel employed by a Stockholder or the Stockholders as a group.

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2. RESTRICTIONS ON TRANSFER.

2.1 Restrictive Legend. Each certificate representing the Common Shares or securities issued in respect of the Common Shares, shall, until such shares are sold under the Shelf Registration Statement or otherwise are no longer Registrable Securities, be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under applicable state securities laws):

The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Act”), or any applicable state securities laws. These securities are “Restricted Securities” as defined in Rule 144 promulgated under the Act and may not be sold or offered for sale or otherwise distributed except (a) in conjunction with an effective registration statement for the shares under the Act and applicable state securities laws, (b) in compliance with Rule 144 and an exemption under applicable state securities laws, (c) outside the United States in an offshore transaction in compliance with Rule 904 under the Act, or (d) pursuant to an opinion of counsel satisfactory to CyberGuard Corporation that such registration or compliance is not required as to such sale, offer or distribution.

2.2 Notice of Proposed Transfers. Unless there is an effective registration statement under the Securities Act covering a proposed transfer, a Stockholder shall notify the Company of its intention to effect a transfer of any of its Common Shares. Such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and shall be accompanied (except that the requirements set forth in the balance of this sentence need not be complied with where the proposed transaction complies with Rule 144 as long as the Company is furnished with evidence of compliance with such rule) by:

(a) an unqualified written opinion of legal counsel which is reasonably satisfactory to the Company addressed to the Company’s counsel, to the effect that the proposed transfer of the Common Shares may be effected without registration of the Securities Act; or

(b) a “no action” letter from the Commission to the effect that the distribution of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto;

provided, that this Section 2.2 shall not require a legal opinion or “no action letter” in connection with any transfer described in the proviso to Section 5.1 of this Agreement.

2.3 Compliance. Each certificate evidencing the Common Shares transferred as above provided shall bear the appropriate restrictive legend set forth in Section 2.1, except that such certificate shall not bear such restrictive legend if in the opinion of counsel for the

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Company such legend is not required in order to establish compliance with any provisions of the Securities Act or applicable state securities laws.

3. REGISTRATION RIGHTS

3.1 Shelf Registration.

(a) The Company shall prepare and file with the Commission as soon as practicable but in no event later than 10 days after the Closing Date, a registration statement (the “Initial Shelf Registration Statement,” and together with any Subsequent Shelf Registration Statement (as defined below), including, in each case, the prospectus, amendments and supplements to such registration statements, including post-effective amendments, all exhibits, and all materials incorporated by reference or deemed to be incorporated by reference in such registration statements, are herein collectively referred to as the “Shelf Registration Statement”) for an offering to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”) (the “Shelf Registration”), registering the resale from time to time by Holders thereof of all of the Registrable Securities. The Initial Shelf Registration Statement shall be on an appropriate form under the Securities Act permitting registration of such Registrable Securities for resale by such Holders from time to time as set forth in the Initial Shelf Registration Statement. The Company shall use its best efforts to cause the Initial Shelf Registration Statement to be declared effective under the Securities Act as promptly as is practicable and to keep the Initial Shelf Registration Statement (or any Subsequent Shelf Registration Statement) continuously effective under the Securities Act to permit the prospectus included therein to be lawfully delivered by the Holders of the Registrable Securities, for a period that will terminate when (i) all the Registrable Securities covered by the Shelf Registration Statement have been sold pursuant thereto or (except in sales described in the proviso to Section 5.1) otherwise or (ii) such Registrable Securities may be sold pursuant to the provisions of Rule 144 under the Securities Act were it not held by an “affiliate” (as defined in Rule 144 under the Securities Act, or any successor rule thereof) of the Company (such period, the “Effectiveness Period”).

(b) If the Initial Shelf Registration Statement or any Subsequent Shelf Registration Statement ceases to be effective for any reason at any time during the Effectiveness Period (other than because all Registrable Securities registered thereunder have been resold pursuant thereto or have otherwise ceased to be Registrable Securities), the Company shall use its best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within thirty (30) days of such cessation of effectiveness amend such Shelf Registration Statement in a manner reasonably expected to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional Shelf Registration Statement covering all of the securities that as of the date of such filing are Registrable Securities (a “Subsequent Shelf Registration Statement”). If a Subsequent Shelf Registration Statement is filed, the Company shall use its best efforts to cause the Subsequent Shelf Registration Statement to become

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effective as promptly as is practicable after such filing and to keep such Subsequent Shelf Registration Statement continuously effective until the end of the Effectiveness Period.

(c) The Company shall supplement and amend the Shelf Registration Statement if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement, if required by the Securities Act.

(d) Each Holder of Registrable Securities agrees that if such Holder wishes to sell Registrable Securities pursuant to a Shelf Registration Statement and related prospectus, it will do so only in accordance with this Section 3.1(d) and Section 3.2(h). Each Holder of Registrable Securities wishing to sell Registrable Securities pursuant to the Shelf Registration Statement and related prospectus agrees to deliver a Notice and Questionnaire to the Company on or prior to the date two (2) Business Days prior the date the Initial Shelf Registration Statement is declared effective (“Notice Deadline”) (provided that the Company shall give all Holders ten (10) Business Days advance notice of its anticipated effectiveness date). Each Holder who has provided the Company with an appropriately completed Notice and Questionnaire (as defined below) by the Notice Deadline and who holds Registrable Securities shall be named as a selling securityholder in the Initial Shelf Registration Statement and the related prospectus in such a manner as to permit such Holder to deliver such prospectus to purchasers of Registrable Securities in accordance with applicable law. The Company shall be under no obligation to name any Holder that has not submitted a Notice and Questionnaire to the Company prior to the Notice Deadline as a selling securityholder in any Shelf Registration Statement or related prospectus.

(e) Notwithstanding any other provisions of this Agreement to the contrary, the Companies shall cause the Shelf Registration Statement and the related prospectus and any amendment or supplement thereto, as of the effective date of the Shelf Registration Statement, amendment or supplement, (i) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission and (ii) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

3.2 Registration Procedures. In connection with the Shelf Registration contemplated by Section 3.1 hereof, the following provisions shall apply:

(a) The Company shall (i) furnish to each Stockholder, prior to the filing thereof with the Commission, a copy of any Shelf Registration Statement and each amendment thereof and each supplement, if any, to the prospectus included therein and the Company shall use its best efforts to reflect in the Shelf Registration Statement, when so filed with the Commission, such comments as the Stockholders may reasonably propose; and (ii) include the names of any Holders that have delivered a Notice and Questionnaire to the Company and who propose to sell Registrable Securities pursuant to the Shelf Registration Statement as selling securityholders.

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(b) The Company shall give written notice to the Stockholders (which notice pursuant to clauses (ii) through (v) hereof shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made):

(i) when the Shelf Registration Statement or any amendment thereto has been filed with the Commission and when the Shelf Registration Statement or any post-effective amendment thereto has become effective;

(ii) of any request by the Commission for amendments or supplements to the Shelf Registration Statement or the prospectus included therein or for additional information;

(iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement or the initiation of any proceedings for that purpose;

(iv) of the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(v) of the happening of any event that requires the Company to make changes in the Shelf Registration Statement or the prospectus in order that the Shelf Registration Statement or the prospectus do not contain an untrue statement of a material fact nor omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus, in light of the circumstances under which they were made) not misleading.

(c) The Company shall make every reasonable effort to obtain the withdrawal at the earliest possible time, of any order suspending the effectiveness of the Shelf Registration Statement or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction in which they have been qualified for sale.

(d) The Company shall furnish to each Holder of Registrable Securities included within the coverage of the Shelf Registration, without charge, at least one copy of the Shelf Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Holder so requests in writing, all exhibits thereto (including those, if any, incorporated by reference).

(e) The Company shall, during the Effectiveness Period, deliver to each Holder of Registrable Securities included within the coverage of the Shelf Registration, without charge, as

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many copies of the prospectus (including each preliminary prospectus, if any) included in the Shelf Registration Statement and any amendment or supplement thereto as such person may reasonably request. The Company consents, subject to the provisions of this Agreement, to the use of the prospectus or any amendment or supplement thereto by each of the selling Holders of the Registrable Securities in connection with the offering and sale of the Registrable Securities covered by the prospectus, or any amendment or supplement thereto, included in the Shelf Registration Statement.

(f) Subject to the qualifications of Section 3.1(f) above, prior to any public offering of the Registrable Securities pursuant to any Shelf Registration Statement the Company shall register or qualify or cooperate with the Holders of the Registrable Securities included therein and their respective counsel in connection with the registration or qualification of the Registrable Securities for offer and sale under the securities or “blue sky” laws of such states of the United States as any Holder of Registrable Securities reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the Registrable Securities covered by such Shelf Registration Statement, provided, however, that in no event shall the Company be required to qualify to do business as a foreign corporation in any jurisdiction where it would not, but for the requirements of this paragraph (f), be required to be so qualified, to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction.

(g) The Company shall cooperate with the Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing the Registrable Securities to be sold pursuant to any Shelf Registration Statement free of any restrictive legends and in such denominations and registered in such names as the Holders may request a reasonable period of time prior to sales of the Registrable Securities pursuant to such Shelf Registration Statement.

(h) Upon the occurrence of any event contemplated by paragraphs (ii) through (v) of Section 3.2(b) above during the period for which the Company is required to maintain an effective Shelf Registration Statement, the Company shall promptly prepare and file a post-effective amendment to the Shelf Registration Statement or a supplement to the related prospectus and any other required document so that, as thereafter delivered to Holders or purchasers of Registrable Securities, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company notifies the Holders of Registrable Securities in accordance with paragraphs (ii) through (v) of Section 3.2(b) above to suspend the use of the prospectus until the requisite changes to the prospectus have been made, then the Holders of Registrable Securities shall suspend use of such prospectus and, if so directed by the Company, destroy or deliver to the Company all copies then in such Holder’s possession of the prospectus covering such Registrable Securities that was in effect at the time of such notice (such period during which the availability of the Shelf Registration Statement and any related prospectus is suspended being a “Deferral Period”). The period of effectiveness of the Shelf Registration Statement provided for in Section 3.1(a) above shall be extended by the number of days from and including the date of

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the giving of such notice to and including the date when the Holders of Registrable Securities shall have received such amended or supplemented prospectus pursuant to this Section 3.2(h). The Company will use its best efforts to ensure that the use of the prospectus may be resumed as promptly as is practicable. The Company shall be entitled to exercise its right under this Section 3.2(h) to suspend the availability of the Shelf Registration Statement or any prospectus for one or more periods not to exceed 30 days in any 3 month period and not to exceed, in the aggregate, 90 days in any 12 month period.

(i) The Company shall prepare and file with the Commission such amendments and post-effective amendments to each Shelf Registration Statement as may be necessary to keep such Shelf Registration Statement continuously effective for the applicable period specified in Section 3.1(a) and shall cause the related prospectus to be supplemented by any required prospectus supplement to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act. The Company will comply with all rules and regulations of the Commission to the extent and so long as they are applicable to the Shelf Registration and the Company will make generally available to its securityholders (or otherwise provide in accordance with Section 11(a) of the Securities Act) an earnings statement satisfying the provisions of Section 11(a) of the Securities Act, no later than 45 days after the end of a 12-month period (or 90 days, if such period is a fiscal year) beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of the Shelf Registration Statement, which statement shall cover such 12-month period.

(j) The Company may require each Holder of Registrable Securities to be sold pursuant to the Shelf Registration Statement to furnish to the Company such information regarding the Holder and the distribution of the Registrable Securities as the Company may from time to time reasonably require for inclusion in the Shelf Registration Statement, and the Company may exclude from such registration the Registrable Securities of any Holder that unreasonably fails to furnish such information within a reasonable time after receiving such request.

(k) The Company shall (i) make reasonably available for inspection by the Holders requesting inclusion of their Registrable Securities in the Shelf Registration Statement, any underwriter participating in any disposition pursuant to the Shelf Registration Statement and any attorney, accountant or other agent retained by such Holders or any such underwriter, all relevant financial and other records, pertinent corporate documents and properties of the Company and (ii) cause the Company’s officers, directors, employees, accountants and auditors to supply all relevant information reasonably requested by such Holders or any such underwriter, attorney, accountant or agent in connection with the Shelf Registration Statement, in each case, as shall be reasonably necessary to enable such persons, to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act.

(l) The Company shall use its best efforts to take all other steps necessary to effect the registration of the Registrable Securities covered by a Shelf Registration Statement contemplated hereby.

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(m) The Company shall as promptly as practicable (if reasonably requested by any Holder participating in the Shelf Registration Statement), incorporate in a prospectus supplement or post-effective amendment to the Shelf Registration Statement such information as such Holder or shall, on the basis of an opinion of nationally recognized counsel experienced in such matters, determine to be required to be included therein and make any required filings of such prospectus supplement or such post-effective amendment; provided that the Company shall not be required to take any actions under this Section 3.2(o) that are not, in the reasonable opinion of counsel for the Company, in compliance with applicable law.

3.3 Expenses of Registration. The Company shall pay all Registration Expenses incurred in connection with the performance of the Company’s obligations under this Agreement. If a Stockholder participates in a registration, such Stockholder shall pay the Selling Expenses incurred in connection with each registration under this Agreement, including any fees of counsel to such Stockholder, as applicable.

4. Indemnification

4.1 Indemnification by the Company. The Company agrees to indemnify and hold harmless each Stockholder and its Affiliates, against all claims, losses, damages and liabilities, joint or several (or actions in respect thereof, and including, but not limited to, any claims, losses, damages, liabilities or actions relating to purchases and sales of the Registrable Securities), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, to which any of them may become subject under the Securities Act, the Exchange Act or other federal or state law, arising out of or based on the following:

(a) any untrue statement or alleged untrue statement of a material fact contained in any such registration statement, preliminary prospectus, prospectus, offering circular or other similar document (including any related registration statement, notification or the like, and including any amendment or supplement thereto) incident to any such registration, or based on any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading;

(b) any violation by the Company of any federal, state or common law rule or regulation applicable to the Company in connection with any such registration, qualification or compliance; and

(c) any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, as incurred related to the foregoing.

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4.2 Indemnification by Stockholders. If Registrable Securities held by a Stockholder are included in the securities as to which such registration is being effected, such Stockholder shall indemnify the Company, each of its officers and directors, each underwriter and each person who controls any underwriter, and each person, if any, who controls the Company or any such underwriter within the meaning of Section 15 of the Securities Act, and each person affiliated with or retained by the Company and who may be subject to liability under any applicable securities laws, against all claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, to which they may become subject under the Securities Act or other federal or state law, arising out of or based on:

(a) any untrue statement or alleged untrue statement of a material fact contained in any such registration statement, prospectus, offering circular or other similar document, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Stockholder and stated to be specifically for use therein; and

(b) any legal and other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, as incurred.

4.3 Limitation on the Indemnification Obligation.

(a) No party required to provide indemnification under this Section 4 (the “Indemnifying Party”) shall be liable, and shall have any indemnification obligation hereunder, for any amounts paid in settlement by any party entitled to indemnification hereunder (the “Indemnified Party”) of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Indemnifying Party (which consent shall not be unreasonably withheld).

(b) The Company shall not be liable under Section 4.1 hereof for any such claim, loss, damage, liability or expense to the extent it arises out of or is based on any untrue statement or omission, made in reliance on and in conformity with written information furnished to the Company by an instrument duly executed by any Stockholder, underwriter or controlling person and stated to be specifically for use therein.

4.4 Indemnification Procedure. Each Indemnified Party” shall give notice to the Indemnifying Party promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided the Indemnifying Party acknowledges its obligations to indemnify the Indemnified Party with respect to the claim and provided further that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party’s expense, and provided further that the failure of any Indemnified Party to give notice as

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provided herein shall not relieve the Indemnifying Party of its obligations under this Section 4 except to the extent that the failure to give such notice is materially prejudicial to an Indemnifying Party’s ability to defend such action and provided further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or separate and different defenses but shall bear the expense of such defense nevertheless. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. If the Indemnifying Party does not assume the defense of any claim or proceeding resulting therefrom, the Indemnified Party may defend against such claim or proceeding as the Indemnified Part may deem appropriate and may settle such claim or proceeding in such manner as the Indemnified Party may deem appropriate, all without prejudice to its right to indemnification hereunder.

4.5 Contribution, Allocation, etc. If the indemnification provided for in this Section 4 is unavailable or insufficient to hold harmless an Indemnified Party under such paragraphs in respect of any losses, claims, damages or liabilities or actions in respect thereof referred to therein, then each Indemnifying Party shall in lieu of indemnifying such Indemnified Party contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities or actions in such proportion as appropriate to reflect the relative fault of the Company, on the one hand, and the underwriters and each Stockholder, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or actions as well as any other relevant equitable considerations, including the failure to give any notice under Section 4.4. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact relates to information supplied by the Company, on the one hand, or the underwriters or Stockholders, on the other, and to the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and each Stockholder agree that it would not be just and equitable if contributions pursuant to this paragraph where determined by pro rata allocation or by any other method of allocation which did not take account of the equitable considerations referred to above in this paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages, liabilities or action in respect thereof, referred to above in this paragraph, shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this paragraph, no Stockholder shall be required to contribute any amount in excess of the lesser of (i) the proportion that the public offering price of shares sold by such Stockholder under such registration statement bears to the total public offering price of all securities sold thereunder, but not to exceed the proceeds received by such Stockholder for the sale of Registrable Shares covered by such registration statement and (ii) the amount of any damages which it would have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission. No person guilty of fraudulent misrepresentations (within the meaning of Section 11(f) of the Securities Act), shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

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4.6 Conflicts with Underwriting Agreement. Notwithstanding anything in this Section 4 to the contrary, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

5. MISCELLANEOUS PROVISIONS.

5.1 No Transfer of Registration Rights. The registration rights granted under this Agreement may not be assigned or otherwise conveyed by Stockholders without the consent of the Company, which consent shall not be unreasonably withheld; provided, that registration rights may be assigned by a Stockholder in connection with a sale or other transfer to an immediate family member or to an entity controlled by or under common control with such Stockholder.

5.2 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Florida, without giving effect to conflict of laws or any other rules or principles which may require the application of the laws of any other jurisdiction.

5.3 Counsel. The Stockholders may select and employ one firm of legal counsel to represent such parties in the registration of shares of Common Stock under this Agreement. If, in the judgment of a Stockholder, it would be appropriate to do so, any Stockholder may select separate counsel to represent it in connection with the registration. In either case such Stockholders shall be solely responsible for the fees and expenses of any counsel so selected, and the Company shall have no responsibility or liability whatsoever with respect thereto.

5.4 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to Stockholders, upon any breach or default by the Company under this Agreement, shall impair any such right, power or remedy of Stockholders nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereunder occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of Stockholders or any breach or default under this Agreement, or any waiver on the part of Stockholders of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or by law or otherwise afforded to Stockholders, shall be cumulative and not alternative.

5.5 Rule 144. The Company shall use its best efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner and, if at any time, the Company is not required to file such reports, it will, upon the request of any

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Holder, make publicly available other information so long as necessary to permit sales of their securities pursuant to Rule 144 under the Securities Act. The Company covenants that it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144. Upon the request of any Stockholder, the Company shall deliver to such Holder a written statement as to whether it has complied with such filing requirements. Notwithstanding the foregoing, nothing in this Section 5.5 shall be deemed to require the Company to register any of its securities pursuant to the Exchange Act if not otherwise registered.

5.6 Remedies. Each of the parties hereto acknowledges and agrees that any failure by a party to perform its obligations hereunder or otherwise breach this Agreement, irreparable injury may occur for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, a party may obtain such relief as may be required to specifically enforce the other party’s obligations hereunder. The parties further agree to waive the defense in any action for specific performance that a remedy at law would be adequate.

5.7 No Inconsistent Agreements. The Company will not on or after the date of this Agreement enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Stockholders in this Agreement or otherwise conflicts with the provisions hereof. The Company represents and warrants that the rights granted to the Stockholders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of securities of the Company under any agreement in effect on the date hereof.

5.8 Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements, correspondence, arrangements and understandings relating to the subject matter hereof.

5.9 Binding Effect. All of the terms, provisions and conditions hereof shall be binding upon and shall inure to the benefit of and be enforceable by the parties hereto, and their respective heirs, personal representatives, successors and assigns.

5.10 Headings; Construction. The headings contained herein are for the purposes of convenience only, and will not be deemed to constitute a part of this Agreement or to affect the meaning or interpretation of this Agreement in any way. Unless the context clearly states otherwise, the use of the singular or plural in this Agreement shall include the other and the use of any gender shall include all others. The parties have participated jointly in the negotiation and drafting of this Agreement. If any ambiguity or question of intent or interpretation arises, no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. All references herein to Sections shall refer to this Agreement unless the context clearly otherwise requires.

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5.11 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given upon (a) transmitter’s confirmation of receipt of a facsimile transmission, (b) confirmed delivery by a standard overnight carrier or when delivered by hand or (c) the expiration of five (5) business days (or seven (7) business days where the addressee is not in the United States) after the day when mailed by certified or registered mail, postage prepaid, to:

THE COMPANY	CyberGuard Corporation
2000 West Commercial Blvd., Suite 200
Ft Lauderdale, FL 33309
Attn: Adriana Kovalovska, Vice President Legal Affairs
Tel: (954) 958-3880
Fax: (954) 958-3901

With a copy to:	Stephen T. Braun, Esq.
Boult, Cummings, Conners & Berry, PLC
414 Union Street, Suite 1600
Nashville, TN 37219
Tel: (615) 252-2300
Fax: (615) 252-6300

STOCKHOLDERS:	To the addresses set forth on Exhibit A hereto.

With a copy to:

or to such other address as any party may, from time to time, designate in a written notice given in a like manner.

5.12 Severability of Provisions. If a court in any proceeding holds any provision of this Agreement or its application to any person or circumstance invalid, illegal or unenforceable, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those to which it was held to be invalid, illegal or unenforceable, shall not be affected, and shall be valid, legal and enforceable to the fullest extent permitted by law, but only if and to the extent such enforcement would not materially and adversely frustrate the parties’ essential objectives as expressed in this Agreement. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties intend that the court add to this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be valid and enforceable, so as to effect the original intent of the parties to the greatest extent possible.

5.13 Third Party Beneficiaries. This Agreement does not create, and will not be construed as creating, any rights enforceable by any person not a party to this Agreement.

5.14 Waiver of Jury Trial. TO THE EXTENT PERMITTED BY LAW, EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHTS IT

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MAY HAVE TO DEMAND THAT ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE RELATIONSHIPS OF THE PARTIES HERETO BE TRIED BY JURY. THIS WAIVER EXTENDS TO ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY ARISING FROM ANY SOURCE INCLUDING, BUT NOT LIMITED TO, THE CONSTITUTION OF THE UNITED STATES OR ANY STATE THEREIN, COMMON LAW OR ANY APPLICABLE STATUTE OR REGULATIONS. EACH PARTY HERETO ACKNOWLEDGES THAT IT IS KNOWINGLY AND VOLUNTARILY WAIVING ITS RIGHT TO DEMAND TRIAL BY JURY.

5.15 Amendment. This Agreement may be amended, modified, superseded, or canceled only by a written instrument signed by all of the parties hereto and any of the terms, provisions and conditions hereof may be waived, only by a written instrument signed by the waiving party.

5.16 Counterparts. This Agreement may be executed in any number of counterparts and each such counterpart shall for al purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. Stockholders executing a counterpart signature page to this Agreement, or delivering a Notice and Questionnaire, after the date of this Agreement shall become parties to this Agreement as if such Stockholders had been party to this Agreement on the date hereof. The Company in such case shall update and replace Exhibit A to this Agreement to reflect the additional party.

Signature Page Follows

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IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date first written above.

CYBERGUARD CORPORATION

By:

Name:

Title:

(the “Company”)

STOCKHOLDERS

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EXHIBIT A

SNAPGEAR, INC. STOCKHOLDERS

1.	Robert B. Waldie

2.	June A. Stevenson

3.	Peter Cronk

4.	Gregory Ungerer

5.	Matthew Ramsay

6.	Cronk Superannuation Fund

7.	Graeme Kitchen

8.	PORTtel Pty Ltd.

9.	Richard S.J. Stevenson

10.	Waldie Superannuation Fund

11.	David McCullough

12.	Matthew Natalier

13.	Paul Dale

14.	Craig Humphrey

15.	Philip Homewood

16.	Billy Roberts

17.	Philip Craig

18.	Robert A. Waldie

19.	Tom Essebier

20.	Martin Stennett

21.	Damion de Soto

22.	Daniel Djamaludin

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23.	Damon Covey

24.	Steve Bennett

25.	Matthew Rodger

26.	Derek Morwood

27.	Janeen Olsen

28.	(Mary) Amanda Phipps

29.	Aaron Dwyer

30.	Gerard Russo

31.	Anthony Jorgensen

32.	Jim Harrison

33.	Mary Glenn

34.	Stuart Galloway

35.	Carl Lundgren

36.	Eddie J. Egbert

37.	Greg Lee

38.	Susan Kutzner

39.	Southern Cross

40.	Mary Waldie

41.	Antonio B. Merenda

42.	Miles Gillham

43.	David Martirano

44.	Roger Brown

45.	Laurie Page

46.	Arthur Duffy

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47.	Proton Consulting Group

48.	Peter Waldie

49.	Chris Trew

50.	Frank Inmon

51.	David Whinnett

52.	Genevieve Waldie

53.	Greg McCane

54.	Scott Gemmell

55.	Dang Ho

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EXHIBIT B

Selling Securityholder Notice and Questionnaire

The undersigned beneficial holder of shares of common stock, par value $0.01 (the “Registrable Securities”), of CyberGuard Corporation, a Florida Corporation (the “Company”) understands that the Company has filed or intend to file with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (the “Shelf Registration Statement”) for the registration and resale under Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), of the Registrable Securities in accordance with the terms of the Registration Rights Agreement (the “Registration Rights Agreement”) among the Company, the undersigned and the other Stockholders named therein. All capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Registration Rights Agreement.

Each beneficial owner of Registrable Securities is entitled to the benefits of the Registration Rights Agreement. In order to sell or otherwise dispose of any Registrable Securities pursuant to the Shelf Registration Statement, a beneficial owner of Registrable Securities generally will be required to be named as a selling securityholder in the related prospectus, deliver a prospectus to purchasers of Registrable Securities and be bound by those provisions of the Registration Rights Agreement applicable to such beneficial owner (including certain indemnification provisions, as described below). Beneficial owners are required to complete and deliver this Notice and Questionnaire prior to the effectiveness of the Shelf Registration Statement in order to be named as selling securityholders in the related prospectus.

Certain legal consequences arise from being named as a selling securityholder in the Shelf Registration Statement and the related prospectus. Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own U.S. securities law counsel regarding the consequences of being named or not being named as a selling securityholder in the Shelf Registration Statement and the related prospectus.

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Notice

The undersigned beneficial owner (the “Selling Securityholder”) of Registrable Securities hereby gives notice to the Company of its intention to sell or otherwise dispose of Registrable Securities beneficially owned by it and listed below in Item 3 (unless otherwise specified under Item 3) pursuant to the Shelf Registration Statement. The undersigned, by signing and returning this Notice and Questionnaire, understands that it will be bound by the terms and conditions of this Notice and Questionnaire and the Registration Rights Agreement.

The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate and complete:

Questionnaire

1.	(a) Full Legal Name of Selling Securityholder:

(b) Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities listed in (3) below are held:

2.	Address for Notices to Selling Securityholder:

Telephone:

Fax:

Contact Person:

3.	Beneficial Ownership of Registrable Securities:

Number of shares of Common Stock of the Company beneficially owned:

4.	Beneficial Ownership of securities of the Company owned by the Selling Securityholder:

Except as set forth below in this Item (4), the undersigned is not the beneficial or registered owner of any securities of CyberGuard Corporation other than the Registrable Securities listed above in Item (3).

(a) Type and Amount of Other Securities beneficially owned by the Selling Securityholder:

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(b) CUSIP No(s). (if known) of such Other Securities beneficially owned:

5.	Relationship with the Company:

Except as set forth below, neither the undersigned nor any of its affiliates has held any position or office or has had any other material relationship with CyberGuard (or their respective predecessors or affiliates) during the past three years.

State any exceptions here (including whether you are a current employee of Cyberguard):

6.	Plan of Distribution:

Except as set forth below, the undersigned (including its permitted donees or pledgees) intends to distribute the Registrable Securities listed above in Item (3) pursuant to the Shelf Registration Statement only as follows (if at all): Such Registrable Securities may be sold from time to time directly by the undersigned or alternatively, through underwriters, broker-dealers or agents. If the Registrable Securities are sold through underwriters or broker-dealers, the Selling Securityholder will be responsible for underwriting discounts or commissions or agent’s commissions. Such Registrable Securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices. Such sales may be effected in transactions (which may involve block transactions) (i) on any national securities exchange or quotation service on which the Registrable Securities may be listed or quoted at the time of sale, (ii) in the over-the-counter market, (iii) in transactions otherwise than on such exchanges or services or in the over-the-counter market, or (iv) through the writing of options. In connection with sales of the Registrable Securities or otherwise, to the extent permitted by law, the undersigned may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Registrable Securities, short and deliver Registrable Securities to close out such short positions, or loan or pledge Registrable Securities to broker-dealers that in turn may sell such securities.

State any exceptions here:

The undersigned acknowledges that it understands its obligation to comply with the provisions of the United States Securities Exchange Act of 1934, as amended and the rules thereunder relating to stock manipulation, particularly Regulation M thereunder (or any successor rules or regulations), in connection with any offering of Registrable Securities pursuant to the Shelf Registration Statement. The undersigned agrees that neither it nor any person acting on its behalf will engage in any transaction in violation of such provisions.

The Selling Securityholder hereby acknowledges its obligations under the Registration Rights Agreement to indemnify and hold harmless certain persons as set forth therein.

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Pursuant to the Registration Rights Agreement, the Company has agreed under certain circumstances to indemnify the Selling Securityholders against certain liabilities.

In accordance with the undersigned’s obligation under the Registration Rights Agreement to provide such information as may be required by law for inclusion in the Shelf Registration Statement, the undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Shelf Registration Statement remains effective. All notices hereunder and pursuant to the Registration Rights Agreement shall be made in writing at the address set forth below.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to items (1) through (6) above and the inclusion of such information in the Shelf Registration Statement and the related offering circular. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Shelf Registration Statement and the related offering circular.

IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated:

Beneficial Owner

By

Name:
Title (if applicable):

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PLEASE RETURN THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE TO CYBERGUARD AS SET FORTH BELOW:

CyberGuard Corporation

2000 West Commercial Blvd., Suite 200

Ft. Lauderdale, Florida 33309

Attn: Adriana Kovalovska, Vice President Legal Affairs

Tel: (954)

Fax: (954) 958-3901

with a copy to:

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EXHIBIT B-1

CONSULTING SERVICES AGREEMENT

THIS CONSULTING SERVICES AGREEMENT made and entered into effective as of November 12, 2003 (“Effective Date”) by and between SnapGear Pty Ltd., an Australian corporation (the “Company”), PORTel Pty Ltd., an Australian corporation (“Consultant”) and Robert B. Waldie (“Principal”);

WHEREAS, subject to the terms and conditions hereinafter set forth, the Company wishes to retain the services of the Consultant, and the Consultant is willing to provide consulting services to the Company.

NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants contained herein and other good and valuable consideration, and intending to be legally bound hereby, the parties hereto agree as follows:

1.	Term. Subject to the provisions for termination hereinafter set forth, the Company hereby engages the Consultant, and the Consultant hereby accepts such engagement by the Company, as a consultant, on the basis as an independent contractor, for a term commencing on the Effective Date and continuing for six (6) months (“Initial Term”). The Company shall have the option, upon written notice by the Company, to renew for up to two additional six (6) month terms upon the expiration of the Initial Term (“Additional Term”) and the first Additional Term. The Initial Term and any Additional Term shall be referred to herein as the “Term.”

2.	Duties. During the Term, the Consultant shall perform faithfully all duties as assigned by the Chief Executive Officer of the Company. Consultant shall diligently perform such duties and shall devote the substantial portion of its business time to its duties hereunder and neither Consultant nor Principal shall, during the Term, directly or indirectly, alone or as a member of a partnership, or as an officer, director, employee or agent of any other person, firm or business organization engage in any other business activities or pursuits requiring its service that materially conflict with Consultant’s duties hereunder or the diligent performance of such duties. Notwithstanding the foregoing, Consultant’s duties under this Agreement shall not exceed 120 hours per month.

3.	Fee. During the Term and for the due and faithful performance of the services contemplated by this Agreement, the Company will pay to the Consultant a fee in the amount of one hundred sixty seven thousand nine hundred Australian Dollars (A$167,900) per year, payable in equal monthly installments in Australian currency (“Fee”). In the event this Agreement is terminated, then, on or before the date of termination (“Termination Date”), the Company shall pay in a lump sum to Consultant an amount equal to the unpaid fee due to the Consultant for services performed prior to the Termination Date. Any and all other rights granted to Consultant under this Agreement shall terminate as of the Termination Date.

4.	Bonus. In addition to salary, Consultant shall, through June 30, 2004, be entitled to be paid a performance bonus of ten thousand five hundred Australian dollars (A$10,500) per quarter, and an annual bonus payment of forty two thousand Australian dollars (A$42,000) in the event the Company’s sales of the SnapGear Products reach the targets set forth in the Bonus Scheme detailed in Exhibit A attached hereto. After July 1, 2004, the Consultant shall be entitled to participate in a new bonus program with new targets, all as established by the Company. In the event that this Agreement is terminated prior to the end of any quarter, no bonus will be paid to the Consultant for that quarter. In the event that this Agreement is terminated prior to the end of any fiscal year of the Company, no annual bonus will be paid to the Consultant for that fiscal year.

5.

Expenses. The Consultant must either (i) obtain a prior written approval from the Company’s Chief Executive Officer or Chief Financial Officer prior to incurring any expense exceeding A$500.00, or (ii) pay and be personally liable for any expense not approved in advance. After a written approval, the

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Company will reimburse the Consultant for his reasonable and necessary business expenses related to the performance of duties hereunder. In support of expenses to be reimbursed, the Consultant will submit appropriate supporting documentation and receipts in accordance with Company policy. Any items paid for by the Company will become the Company’s property (“Company Property”). Upon termination of this Agreement and at the Company’s sole discretion, either (i) the Consultant shall return all Company Property in good working order to the Company, or (ii) the Company will have the right to offset any amounts paid by the Company for the Company Property against any amounts due Consultant from the Company, if any.

6.	Independent Contractor. The Consultant shall be and remain only an independent contractor. Nothing contained herein shall be deemed or construed to create any association, partnership, joint venture, employer/employee relationship. The Consultant shall not be eligible to participate in any benefit plans, programs or arrangements made available to employees of the Company. The Consultant expressly acknowledges and agrees that it will not be treated and will not seek to be treated as an employee of the Company for any purpose and that this Agreement does not constitute an employment agreement in any way.

7.	Termination of Agreement. This Agreement shall immediately terminate upon the death of Principal. In addition, this Agreement may be terminated by the Company, and such termination will be immediate, if the Company terminates the Agreement for Cause. As used herein, “Cause” shall mean any of the following: (i) an act of willful misconduct or gross negligence by Consultant or Principal in the performance of its material duties or obligations to the Company; if such act is capable of cure, Consultant shall be given written notice and such act shall not be deemed a basis for termination if cured within 60 days after written notice is received by Consultant specifying the alleged failure in reasonable detail (and during such 60 day period, this Agreement shall remain in effect), or (ii) conviction of Principal of a felony involving moral turpitude or (iii) a material act of dishonesty or breach of trust on the part of Consultant or Principal resulting or intended to result directly or indirectly in personal gain or enrichment at the expense of the Company

8.	Non-competition.

(a)	At all times during the Term hereunder, and for a period equal to the longer of (i) one (1) year after termination of this Agreement or (ii) three (3) years from the Effective Date, neither Consultant nor Principal shall, directly or indirectly, engage in any business, (except where approved by the Company in writing in advance), whether as owner, operator, shareholder (except as a holder of not more than five percent (5%) of the outstanding stock of any company traded on a national securities exchange or actively traded in a national over-the-counter market), director, partner, creditor, consultant, agent, employee or in any other capacity whatsoever that manufactures products or provides services that compete, in any material respect, directly with products or services of the Company (its affiliates, parents, subsidiaries or predecessors in interest) or markets such products anywhere in the world where the Company (its affiliates, parents, subsidiaries or predecessors in interest) (i) is engaged in business or (ii) has evidenced an intention of engaging in business and for which the Company (its affiliates, parents, or its subsidiaries) prepared a business plan or study or committed resources of the Company to investigate on or before the date of termination of this Agreement. Consultant and Principal acknowledge that each has read the foregoing and agrees that the nature of the geographical restrictions are reasonable given the international nature of the Company’s business. In the event that these geographical or temporal restrictions are judicially determined to be unreasonable, the parties agree that these restrictions shall be judicially reformed to the maximum restrictions which are reasonable.

(b)	Notwithstanding the provisions of the preceding Paragraph 8(a), Consultant or Principal may accept employment or consulting services with a company that would be deemed to be a

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competitor of the Company (its affiliates, parents, subsidiaries or predecessors in interest) as described in the previous sentence (“Competitor”), so long as (i) the Competitor has had annual revenues of at least $1 billion in each of the prior two fiscal years, (ii) the Competitor’s revenues for products and maintenance in direct competition with the Company does not exceed 50% of its total revenues and (iii) Consultant’s or Principal’s responsibilities are solely for divisions or subsidiaries of the Competitor that do not compete with the Company (its affiliates, subsidiaries or predecessors in interest).

9.	Non-solicitation of Employees and Customers. At all times during the Term and for a period equal to the longer of (i) one (1) year after termination of this Agreement or (ii) three (3) years from the Effective Date, neither Consultant nor Principal shall, directly or indirectly, for itself or for any other person, firm, corporation, partnership, association or other entity (a) attempt to employ or enter into any contractual arrangement with any employee or former employee of the Company, its affiliates, parents, subsidiaries or predecessors in interest, unless such employee or former employee has not been employed by the Company (its affiliates, parents, subsidiaries or predecessors in interest) during the twelve months prior to Consultant’s or Principal’s attempt to employ him, except that this paragraph 9 shall not apply to (x) any family members of Principal or to (y) any real estate or similar investment venture the Consultant or Principal plans to undertake with Richard S.J. Stevenson, Peter Cronk or Matthew Ramsay; provided, however, that the Consultant or Principal, as the case may be, obtains a prior written approval from the Company, which will not be unreasonably withheld or (b) call on or solicit any of the actual or targeted prospective customers of the Company (its affiliates, subsidiaries or predecessors in interest) with respect to any matters related to or competitive with the business of the Company.

10.	Confidentiality.

(a)	Each of Consultant and Principal shall use reasonable efforts to prevent the disclosure to any other person, firm or corporation of any “Confidential Information” (as defined below) that Consultant or Principal receives from Company, and shall use the same degree of care to avoid disclosure of such information as Consultant and Principal employs with respect to its own proprietary and confidential information of like importance. Each of Consultant and Principal also agrees not to use the Confidential Information for any purpose other than to carry out its responsibilities under this Agreement. All Confidential Information that is in written form delivered by Company to Consultant or Principal shall be and remain the property of the Company, and all such written data, and any copies thereof, shall be promptly returned to the Company upon written request, or destroyed at Company’s option.

(b)	Each of Consultant and Principal acknowledges that irreparable harm, for which there would be no adequate remedy at law, would arise from the violation of paragraph 8, 9 or 10 of this Agreement. Therefore, Consultant and Principal acknowledge that a breach of paragraph 8, 9 or 10 of this Agreement would give rise to a right to an injunction in favor of the Company.

(c)	For the purposes of this Agreement, “Confidential Information” shall mean any information that is disclosed to Consultant or Principal by the Company that has been created, developed, discovered, discerned, acquired, licensed or purchased by Company, including without limitation, information relating to any product, process, development, research work, business line, business strategy or intellectual property of any kind, and shall include, without limitation, customer names and information, inventions, improvements, discoveries, creations, computer programs, computer hardware, design specifications, concepts, formulas, trade secrets, ideas, processes, know-how, methods, proprietary data, products, techniques, any and all derivative works therefrom and any and all patents and copyrights therein or any improvements thereof.

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11.	Restricted Stock. Notwithstanding anything to the contrary in the Restricted Stock Agreement between CyberGuard Corporation, a Florida corporation (“CyberGuard”) and the Principal dated as of even date herewith (the “Restricted Stock Agreement”), in the event this Agreement expires and is not renewed at the end of the Initial Term, the restrictions on Principal’s stock pursuant to the Restricted Stock Agreement shall lapse with respect to 50% of the Principal’s stock subject to such Restricted Stock Agreement. In the event the Company exercises its right to extend this Agreement for an Additional Term after the expiration of the Initial Term, the restrictions on Principal’s stock pursuant to the Restricted Stock Agreement shall lapse with respect to the remaining 50% of the Principal’s stock subject to such Restricted Stock Agreement at the conclusion of such Additional Term. If this Agreement is terminated prior to any vesting described above, any stock on which restrictions remain shall be forfeited immediately by Principal and returned to the Company.

12.	Compliance with Laws; Indemnification. Each of Consultant and Principal agrees to comply with all applicable federal, state, county and local laws, ordinances, regulations and codes in the performance of its obligations under this Agreement, including but not limited to the procurement of permits, licenses and certificates where required and payment of applicable taxes. Consultant and Principal further agree to, jointly and severally, hold harmless and indemnify the Company against any loss or damage (including reasonable attorneys fees) that may be sustained by reason of either (i) Consultant’s or Principal’s failure to comply with such laws, ordinances, regulations and codes; or (ii) the breach by Consultant or Principal of any provision of this Agreement.

13.	Limitation of Liability. Notwithstanding anything to the contrary, in no event shall the Company’s aggregate liability for damages arising from or in connection with this Agreement exceed the amount of the Fee payable by the Company to Consultant under this Agreement during the three (3) month period preceding the date a claim arises. Notwithstanding anything to the contrary, in no event shall the Company be liable for any indirect, incidental, consequential, special, punitive or exemplary damages arising out of or in connection with this Agreement.

14.	Notices. All required or permitted notices, requests, demands and other communications hereunder shall be in writing and shall be deemed effectively given on the day of delivery if delivered by hand, or on the third day after mailing if mailed within the continental United States by first class certified mail, return receipt requested, postage prepaid, addressed as follows:

(a)	To the Company, to:

SnapGear Pty Ltd.

c/o CyberGuard Corporation

2000 West Commercial Boulevard

Fort Lauderdale, Florida 33309

Attention: Chief Executive Officer

(b)	To the Consultant, to:

PORTel Pty Ltd.

c/o Robert B. Waldie

2840 Moggill Road

Pinjarra Hill

Qld 4069

Such addresses may be changed by written notice sent to the other party at the last recorded address of that party.

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15.	Miscellaneous.

(a)	The invalidity or unenforceability of any particular provisions of this Agreement shall not affect the other provisions hereof; and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

(b)	This Agreement constitutes and expresses the entire agreement of the parties with respect to the subject matter hereof and supersedes and cancels all prior negotiations, discussions, agreements and understandings relating to such subject matter. This Agreement may not be modified or amended except by an instrument in writing executed by both parties hereto.

(c)	This Agreement shall be binding upon the parties hereto, their heirs, legal representatives, successors, and assigns and shall not be assignable by either party, except upon prior written consent by both parties to this Agreement, except that the Company may assign its rights and delegate its duties hereunder to any business entity with which the Company engages in merger, share exchange, assets sale, or similar corporate transaction.

(d)	This Agreement shall in all respects be governed by, and construed in accordance with the laws of Australia and the State or Territory where the Company is located.

(e)	Failure by either party at any time to enforce any obligation by the other party, to claim a breach of any term of this Agreement or to exercise any power agreed to hereunder will not be construed as a waiver of any right, power or obligation under this Agreement, will not affect any subsequent breach, and will not prejudice either party as regards any subsequent action.

(f)	The provisions of this Agreement that by their nature and content are intended to survive the performance hereof, shall so survive and continue beyond any completion or termination of this Agreement.

(g)	CyberGuard will be deemed an express third party beneficiary of the provisions of this Agreement to the extent of the rights of the Company under this Agreement. CyberGuard will be entitled to enforce the provisions of this Agreement for the benefit of the Company and for its benefit, as if CyberGuard were a party to this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

COMPANY

SnapGear Pty Ltd.

By:

Name:
Title:

CONSULTANT

PORTel Pty Ltd.

By:

Name:
Title:

PRINCIPAL

Robert B. Waldie

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EXHIBIT B-2

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the “Agreement”) is made and entered into as of the Effective Time of the Merger as stated in the Agreement and Plan of Merger dated November 12, 2003 among CyberGuard Corporation, SnapGear Acquisition Corporation and SnapGear Inc. (all as defined in the Agreement and Plan of Merger) (the “Effective Date”) by and between SnapGear Pty Ltd., an Australian corporation (the “Company”) and Richard S. J. Stevenson (the “Employee”).

WHEREAS, the Company desires to retain the services of Employee, and Employee desires to be retained by the Company, on the terms and conditions set forth in this Agreement;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Employment. The Company hereby employs Employee as an employee of the Company and Employee hereby accepts employment, upon the terms of and subject to this Agreement.

2. Term. The term (the “Term”) of this Agreement shall commence on the Effective Date and shall continue for a period of two years in accordance with the terms hereof. This Agreement may be renewed upon a written agreement signed by both parties hereto.

3. Duties. The Employee’s position will be a Vice President. During his employment hereunder, Employee will serve in such capacity and with such duties as shall be assigned from time to time by the Chief Executive Officer of the Company. Employee shall diligently perform such duties and shall devote the substantial portion of his business time to his employment and his duties hereunder and shall not during the Term, directly or indirectly, alone or as a member of a partnership, or as an officer, director, employee or agent of any other person, firm or business organization engage in any other business activities or pursuits requiring his personal service that materially conflict with his duties hereunder or the diligent performance of such duties, except as may be permitted by paragraph 10 hereof.

4. Compensation.

a.	Salary. During his employment hereunder Employee shall be paid a salary of one hundred thirty-four thousand five hundred Australian Dollars (A$134,500) per year, payable in equal installments not less than monthly (“Base Salary”). The Employee’s salary shall be reviewed at least annually by the Board of Directors of the Company (the “Board”) or any committee of the Board delegated the authority to review executive compensation.

b.	Bonus. In addition to salary, Employee shall, through June 30, 2004, be entitled to be paid a performance bonus of twelve thousand eight hundred fifty Australian dollars (A$12,850) per quarter, and an annual bonus payment of $51,400 in the event the Company’s sales of the SnapGear Products reach the targets set forth in the Bonus Scheme detailed in Exhibit A attached hereto. After July 1, 2004, the Employee shall be entitled to participate in a new bonus program with new targets, all as established by the Company.

c.	Options. The Employee will be proposed for a grant of 25,000 shares of common stock of CyberGuard Corporation to be granted in calendar year 2003 with the terms and conditions as set by the Board of Directors of CyberGuard Corporation. In addition, while employed at the Company, the Employee shall be entitled to participate in the CyberGuard Corporation’s Stock Option Plan.

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d.	Leave. Annual leave will be provided under applicable legislation of a State or Territory of Australia. Paid sick leave will be provided, up to a maximum of 10 days, subject to the Employee providing a certificate of ill health or injury from a qualified medical practitioner if requested by the Company to do so.

e.	Expense Reimbursement. Employee shall, upon submission of appropriate supporting documentation, be entitled to reimbursement of reasonable out-of-pocket expenses incurred in the performance of his duties hereunder in accordance with policies established by the Company.

f.	Superannuation. The Company will make superannuation contributions on behalf of the Employee to such fund as the employee nominates to it in writing or, failing any nomination, to such fund or other entity as is specified by applicable Australian legislation, at the rate necessary from time to time to permit the Company to meet the requirements of that legislation.

5. Grounds for Termination by the Company. The Company may terminate this Agreement for Cause (as defined below) or, upon three (3) months prior written notice, the Company may terminate this Agreement without Cause. In lieu of giving such three (3) months prior written notice, the Company may make a lump sum payment equal to three (3) months of Employee’s Base Salary upon termination. As used herein, “Cause” shall mean any of the following: (i) an act of willful misconduct or gross negligence by Employee in the performance of his material duties or obligations to the Company; if such act is capable of cure, Employee shall be given written notice and such act shall not be deemed a basis for Cause if cured within 60 days after written notice is received by Employee specifying the alleged failure in reasonable detail (and during such 60 day period, Employee shall continue to be employed by the Company at full pay), or (ii) conviction of Employee of a felony involving moral turpitude or (iii) a material act of dishonesty or breach of trust on the part of Employee resulting or intended to result directly or indirectly in personal gain or enrichment at the expense of the Company.

6. Termination by Employee. Employee may terminate this Agreement at anytime with or without reason on 30 days’ prior written notice.

7. Payment and Other Provisions Upon Termination.

a. In the event Employee’s employment with the Company (including its subsidiaries) is terminated by the Company for Cause as provided in Paragraph 5 of this Agreement, then, on or before Employee’s last day of employment with the Company, the Company shall pay in a lump sum to Employee at the time of Employee’s termination an amount equal the unpaid salary due to the Employee for services performed prior to the date of termination of employment. Any and all other rights granted to Employee under this Agreement shall terminate as of the date of termination. This same provision shall apply if Employee terminates his employment with the Company, with or without reason.

b. In the event that Employee’s employment with the Company is terminated by the Employee for Good Reason (as defined below), Employee shall be entitled to a lump sum payment equal to three (3) months of Employee’s Base Salary payable within twenty (20) business days of such termination. As used herein, “Good Reason” shall mean: (i) material diminution in the nature or scope of the Employee’s responsibilities, duties or authority, but excluding for these purposes an isolated and insubstantial action not taken in bad faith which is remedied by Company promptly after receipt of notice thereof given by Employee and actions taken by the Company related to Employee’s performance of assigned duties; (ii) a material reduction in the compensation payable to the Employee; and (iii) relocation of the Employee’s principal worksite more than 50 miles from its current site, without Employee’s agreement in writing.

c. Regardless of the circumstances of termination of employment, the Company shall pay Employee the value of all accrued but unused vacation time.

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8. Termination by Reason of Death. If Employee shall die while employed by the Company during the Term, all Employee’s rights under this Agreement shall terminate with the payment of such amounts of annual Base Salary as have accrued but remain unpaid through the month in which his death occurs. Notwithstanding the foregoing, upon the death of Employee, the Company shall pay Employee’s estate the value of all accrued but unused vacation time.

9. Termination by Disability. Employee’s employment hereunder may be terminated by the Company forthwith in the event of Disability (as defined below). In such event, all Employee’s rights shall be governed by the applicable disability policies of the Company as then in effect and all Employee’s rights under this Agreement shall terminate. Notwithstanding the foregoing, upon the Disability of Employee, the Company shall pay Employee’s estate the value of all accrued but unused vacation time. For purposes of this Agreement, “Disability” shall mean that, as a result of Employee’s incapacity due to physical or mental illness or similar incapacity: (a) Employee shall have been absent from his duties hereunder on a substantially full-time basis for six (6) consecutive months; and (b) within thirty (30) days after the Company notifies Employee in writing that it intends to replace him, Employee shall not have returned to the performance of his duties hereunder on a full-time basis.

10. Non-competition.

a. At all times during Employee’s employment hereunder, and for a period equal to the longer of (i) one (1) year after termination of employment with the Company or (ii) three (3) years from the Effective Date, Employee shall not, directly or indirectly, engage in any business, (except where approved by the Company in writing in advance), whether as owner, operator, shareholder (except as a holder of not more than five percent (5%) of the outstanding stock of any company traded on a national securities exchange or actively traded in a national over-the-counter market), director, partner, creditor, consultant, agent, employee or in any other capacity whatsoever that manufactures products or provides services that compete, in any material respect, directly with products or services of the Company (its affiliates, parents, subsidiaries or predecessors in interest) or markets such products anywhere in the world where the Company (its affiliates, parents, subsidiaries or predecessors in interest) (i) is engaged in business or (ii) has evidenced an intention of engaging in business and for which the Company, its affiliates, parents, or its subsidiaries prepared a business plan or study or committed resources of the Company to investigate on or before the date of termination of Employee’s employment. Employee acknowledges that he has read the foregoing and agrees that the nature of the geographical restrictions are reasonable given the international nature of the Company’s business.

In the event that these geographical or temporal restrictions are judicially determined to be unreasonable, the parties agree that these restrictions shall be judicially reformed to the maximum restrictions which are reasonable.

b. Notwithstanding the provisions of the preceding Paragraph 10a., Employee may accept employment with a company that would be deemed to be a competitor of the Company (its affiliates, parents, subsidiaries or predecessors in interest) as described in the previous sentence (“Competitor”), so long as (i) the Competitor has had annual revenues of at least $1 billion in each of the prior two fiscal years, (ii) the Competitor’s revenues for products and maintenance in direct competition with the Company does not exceed 50% of its total revenues and (iii) Employee’s responsibilities are solely for divisions or subsidiaries of the Competitor that do not compete with the Company (its affiliates, subsidiaries or predecessors in interest).

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11. Non-solicitation of Employees and Customers. At all times during Employee’s employment hereunder and for a period equal to the longer of (i) one (1) year after termination of employment with the Company or (ii) three (3) years from the Effective Date, Employee shall not, directly or indirectly, for himself or for any other person, firm, corporation, partnership, association or other entity (a) attempt to employ, employ or enter into any contractual arrangement with any employee or former employee of the Company, its affiliates, parents, subsidiaries or predecessors in interest, unless such employee or former employee has not been employed by the Company, its affiliates, parents, subsidiaries or predecessors in interest during the twelve months prior to Employee’s attempt to employ him, except that this paragraph 11 shall not apply to (x) any family members of Employee or to (y) any real estate or similar investment venture the Employee plans to undertake with Robert B. Waldie, Richard S.J. Stevenson, Peter Cronk or Matthew Ramsay; provided, however, that the Employee obtains a prior written approval from the Company, which will not be unreasonably withheld or (b) call on or solicit any of the actual or targeted prospective customers of the Company or its affiliates, subsidiaries or predecessors in interest with respect to any matters related to or competitive with the business of the Company.

12. Confidentiality.

a.	Nondisclosure. Employee acknowledges and agrees that the Confidential Information (as defined below) is a valuable, special and unique asset of the Company’s business. Accordingly, except in connection with the performance of his duties hereunder, Employee shall not at any time during or subsequent to the term of his employment hereunder disclose, directly or indirectly, to any person, firm, corporation, partnership, association or other entity any proprietary or confidential information relating to the Company or any information concerning the Company’s financial condition, business line, business strategy or prospects, the Company’s customers, the design, research, development, manufacture, marketing or sale of the Company’s products, or the Company’s methods of operating its business, or intellectual property of any kind, which shall include, without limitation, inventions, improvements, discoveries, creations, computer programs, computer hardware, design specifications, concepts, formulas, trade secrets, ideas, processes, know-how, methods, proprietary data, software code, source code, products, future products, techniques, any and all derivative works therefrom and any and all patents and copyrights therein or any improvements thereof (collectively “Confidential Information”). Confidential Information shall not include information which, at the time of disclosure, is known or available to the general public by publication or otherwise through no act or failure to act on the part of Employee.

b.	Return of Confidential Information. Upon termination of Employee’s employment, for whatever reason and whether voluntary or involuntary, or at any time at the request of the Company, Employee shall promptly return all Confidential Information in the possession or under the control of Employee to the Company and shall not retain any copies or other reproductions or extracts thereof. Employee shall at any time at the request of the Company destroy or have destroyed all memoranda, notes, reports, and documents, whether in “hard copy” form or as stored on magnetic or other media, and all copies and other reproductions and extracts thereof, prepared by Employee and shall provide the Company with a certificate that the foregoing materials have in fact been returned or destroyed.

c.	Books and Records. All books, records and accounts whether prepared by Employee or otherwise coming into Employee’s possession, shall be the exclusive property of the Company and shall be returned immediately to the Company upon termination of Employee’s employment hereunder or upon the Company’s request at any time.

13. Injunction/Specific Performance Setoff. Employee acknowledges that a breach of any of the provisions of Paragraphs 10, 11 and 12 hereof would result in immediate and irreparable injury to the Company which cannot be adequately or reasonably compensated at law. Therefore, Employee agrees that the Company

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shall be entitled, if any such breach shall occur or be threatened or attempted, to a decree of specific performance and to a temporary and permanent injunction, without the posting of a bond, enjoining and restraining such breach by Employee or his agents, either directly or indirectly, and that such right to injunction shall be cumulative to whatever other remedies for actual damages to which the Company is entitled. Employee further acknowledges that the Company may have additional remedies set forth in other agreements that may be in effect between Employee and the Company that are available to the Company in the event of a breach of any or all of the provisions of Paragraphs 10, 11 and 12 hereof and that nothing herein shall be deemed a waiver of such remedies set forth in such other agreements.

14. Copyright and Other Intellectual Property. All works, designs, written material, ideas, inventions and the like produced or developed by the Employee in the course of the employment remain the property of the Company.

15. Severability. Any provision in this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating or affecting the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

16. Successors. This Agreement shall inure to the benefit of the Company and any permitted successor of the Company. Neither this Agreement nor any rights arising hereunder may be assigned or pledged by: Employee or anyone claiming through Employee; or by the Company, except to any corporation which is the successor in interest to the Company by reason of a merger, consolidation, share exchange or sale of substantially all of the assets of the Company.

17. Notices. Any notice required or permitted to be given hereunder shall be written and sent by registered or certified mail, telecommunicated or hand delivered at the address set forth herein or to any other address of which notice is given:

To the Company:	SnapGear Pty Ltd. c/o CyberGuard Corporation 2000 West Commercial Boulevard Fort Lauderdale, Florida 33309 Attention: Chief Executive Officer

To Employee:	To the address listed for Employee in the records of the Company

18. Survivability. Notwithstanding the provisions of Paragraph 2, the provisions of Paragraphs 10, 11, 12 and 13 shall survive the expiration or early termination of this Agreement.

19. Miscellaneous. This Agreement constitutes the entire agreement between the parties hereto on the subject matter hereof and may not be modified without the written agreement of both parties hereto. A waiver by any party of any of the terms and conditions hereof shall not be construed as a general waiver by such party. This Agreement may be executed in counterparts, each of which shall be deemed an original and both of which together shall constitute a single agreement. This Agreement shall in all respects be governed by, and construed in accordance with the laws of Australia and the State or Territory where the Company is located. In the event of a conflict between the provisions of this Agreement and any other agreement or document defining rights and duties of Employee or the Company upon Employee’s termination, the rights and duties set forth in this Agreement shall control.

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IN WITNESS WHEREOF, this Employment Agreement has been executed by the parties as of the date first above written.

COMPANY	EMPLOYEE

By:

Print:	Print:

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Exhibit A

Bonus Scheme

Fiscal Year 2004 Bonus Scheme

Performance Bonus

On a quarterly basis, if the sales of SnapGear Products reach the base quarterly sales numbers shown below, then the Employee will receive his quarterly bonus amount.

	2003/04				2003/4
	Q1	Q2	Q3	Q4
SnapGear Product Sales	$2,335,016	$2,672,516	$2,458,516	$2,905,016	$10,371,062

Annual Bonus

In addition to the base quarterly bonus, the Employee will be paid an additional bonus payment at the end of financial year (6/30/2004) if the sales of SnapGear Products achieve the overall target results for that fiscal year 2004 (as shown below), thus, if sales of SnapGear Products for 2003-04 exceed $13.43M then the Employee receive a further 100% of their bonus payment.

2003/4
Target SnapGear Product Sales	$13,434,262

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EXHIBIT B-3

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the “Agreement”) is made and entered into as of the Effective Time of the Merger as stated in the Agreement and Plan of Merger dated November 12, 2003 among CyberGuard Corporation, SnapGear Acquisition Corporation and SnapGear Inc. (all as defined in the Agreement and Plan of Merger) (the “Effective Date”) by and between SnapGear Pty Ltd., an Australian corporation (the “Company”) and Peter Cronk (the “Employee”).

WHEREAS, the Company desires to retain the services of Employee, and Employee desires to be retained by the Company, on the terms and conditions set forth in this Agreement;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

8. Employment. The Company hereby employs Employee as an employee of the Company and Employee hereby accepts employment, upon the terms of and subject to this Agreement.

9. Term. The term (the “Term”) of this Agreement shall commence on the Effective Date and shall continue for a period of two years in accordance with the terms hereof. This Agreement may be renewed upon a written agreement signed by both parties hereto.

10. Duties. The Employee’s position will be a Vice President. During his employment hereunder, Employee will serve in such capacity and with such duties as shall be assigned from time to time by the Chief Executive Officer of the Company. Employee shall diligently perform such duties and shall devote the substantial portion of his business time to his employment and his duties hereunder and shall not during the Term, directly or indirectly, alone or as a member of a partnership, or as an officer, director, employee or agent of any other person, firm or business organization engage in any other business activities or pursuits requiring his personal service that materially conflict with his duties hereunder or the diligent performance of such duties, except as may be permitted by paragraph 10 hereof.

11. Compensation.

g.	Salary. During his employment hereunder Employee shall be paid a salary of one hundred twenty-four thousand five hundred Australian Dollars (A$124,500) per year, payable in equal installments not less than monthly (“Base Salary”). The Employee’s salary shall be reviewed at least annually by the Board of Directors of the Company (the “Board”) or any committee of the Board delegated the authority to review executive compensation.

h.	Bonus. In addition to salary, Employee shall, through June 30, 2004, be entitled to be paid a performance bonus of twelve thousand eight hundred fifty Australian dollars (A$12,850) per quarter, and an annual bonus payment of $51,400 in the event the Company’s sales of the SnapGear Products reach the targets set forth in the Bonus Scheme detailed in Exhibit A attached hereto. After July 1, 2004, the Employee shall be entitled to participate in a new bonus program with new targets, all as established by the Company.

i.	Options. The Employee will be proposed for a grant of 25,000 shares of common stock of CyberGuard Corporation to be granted in calendar year 2003 with the terms and conditions as set by the Board of Directors of CyberGuard Corporation. In addition, while employed at the Company, the Employee shall be entitled to participate in the CyberGuard Corporation’s Stock Option Plan.

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j.	Leave. Annual leave will be provided under applicable legislation of a State or Territory of Australia. Paid sick leave will be provided, up to a maximum of 10 days, subject to the Employee providing a certificate of ill health or injury from a qualified medical practitioner if requested by the Company to do so.

k.	Expense Reimbursement. Employee shall, upon submission of appropriate supporting documentation, be entitled to reimbursement of reasonable out-of-pocket expenses incurred in the performance of his duties hereunder in accordance with policies established by the Company.

l.	Superannuation. The Company will make superannuation contributions on behalf of the Employee to such fund as the employee nominates to it in writing or, failing any nomination, to such fund or other entity as is specified by applicable Australian legislation, at the rate necessary from time to time to permit the Company to meet the requirements of that legislation.

m.	Moving Expenses. In the event that the Company requires the Employee to relocate to the United States of America, the Company agrees to pay up to A$20,000 in pre-approved moving expenses.

12. Grounds for Termination by the Company. The Company may terminate this Agreement for Cause (as defined below) or, upon three (3) months prior written notice, the Company may terminate this Agreement without Cause. In lieu of giving such three (3) months prior written notice, the Company may make a lump sum payment equal to three (3) months of Employee’s Base Salary upon termination. As used herein, “Cause” shall mean any of the following: (i) an act of willful misconduct or gross negligence by Employee in the performance of his material duties or obligations to the Company; if such act is capable of cure, Employee shall be given written notice and such act shall not be deemed a basis for Cause if cured within 60 days after written notice is received by Employee specifying the alleged failure in reasonable detail (and during such 60 day period, Employee shall continue to be employed by the Company at full pay), or (ii) conviction of Employee of a felony involving moral turpitude or (iii) a material act of dishonesty or breach of trust on the part of Employee resulting or intended to result directly or indirectly in personal gain or enrichment at the expense of the Company.

13. Termination by Employee. Employee may terminate this Agreement at anytime with or without reason on 30 days’ prior written notice.

14. Payment and Other Provisions Upon Termination.

d. In the event Employee’s employment with the Company (including its subsidiaries) is terminated by the Company for Cause as provided in Paragraph 5 of this Agreement, then, on or before Employee’s last day of employment with the Company, the Company shall pay in a lump sum to Employee at the time of Employee’s termination an amount equal the unpaid salary due to the Employee for services performed prior to the date of termination of employment. Any and all other rights granted to Employee under this Agreement shall terminate as of the date of termination. This same provision shall apply if Employee terminates his employment with the Company, with or without reason.

e. In the event that Employee’s employment with the Company is terminated by the Employee for Good Reason (as defined below), Employee shall be entitled to a lump sum payment equal to three (3) months of Employee’s Base Salary payable within twenty (20) business days of such termination. As used herein, “Good Reason” shall mean: (i) material diminution in the nature or scope of the Employee’s responsibilities, duties or authority, but excluding for these purposes an isolated and insubstantial action not taken in bad faith which is remedied by Company promptly after receipt of notice thereof given by Employee and actions taken by the Company related to Employee’s performance of assigned duties; (ii) a material reduction in the compensation payable to the Employee; and (iii) relocation of the Employee’s principal worksite more than 50 miles from its current site, without Employee’s agreement in writing.

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f. Regardless of the circumstances of termination of employment, the Company shall pay Employee the value of all accrued but unused vacation time.

8. Termination by Reason of Death. If Employee shall die while employed by the Company during the Term, all Employee’s rights under this Agreement shall terminate with the payment of such amounts of annual Base Salary as have accrued but remain unpaid through the month in which his death occurs. Notwithstanding the foregoing, upon the death of Employee, the Company shall pay Employee’s estate the value of all accrued but unused vacation time.

13. Termination by Disability. Employee’s employment hereunder may be terminated by the Company forthwith in the event of Disability (as defined below). In such event, all Employee’s rights shall be governed by the applicable disability policies of the Company as then in effect and all Employee’s rights under this Agreement shall terminate. Notwithstanding the foregoing, upon the Disability of Employee, the Company shall pay Employee’s estate the value of all accrued but unused vacation time. For purposes of this Agreement, “Disability” shall mean that, as a result of Employee’s incapacity due to physical or mental illness or similar incapacity: (a) Employee shall have been absent from his duties hereunder on a substantially full-time basis for six (6) consecutive months; and (b) within thirty (30) days after the Company notifies Employee in writing that it intends to replace him, Employee shall not have returned to the performance of his duties hereunder on a full-time basis.

14. Non-competition.

a. At all times during Employee’s employment hereunder, and for a period equal to the longer of (i) one (1) year after termination of employment with the Company or (ii) three (3) years from the Effective Date, Employee shall not, directly or indirectly, engage in any business, (except where approved by the Company in writing in advance), whether as owner, operator, shareholder (except as a holder of not more than five percent (5%) of the outstanding stock of any company traded on a national securities exchange or actively traded in a national over-the-counter market), director, partner, creditor, consultant, agent, employee or in any other capacity whatsoever that manufactures products or provides services that compete, in any material respect, directly with products or services of the Company (its affiliates, parents, subsidiaries or predecessors in interest) or markets such products anywhere in the world where the Company (its affiliates, parents, subsidiaries or predecessors in interest) (i) is engaged in business or (ii) has evidenced an intention of engaging in business and for which the Company, its affiliates, parents, or its subsidiaries prepared a business plan or study or committed resources of the Company to investigate on or before the date of termination of Employee’s employment. Employee acknowledges that he has read the foregoing and agrees that the nature of the geographical restrictions are reasonable given the international nature of the Company’s business.

In the event that these geographical or temporal restrictions are judicially determined to be unreasonable, the parties agree that these restrictions shall be judicially reformed to the maximum restrictions which are reasonable.

b. Notwithstanding the provisions of the preceding Paragraph 10a., Employee may accept employment with a company that would be deemed to be a competitor of the Company (its affiliates, parents, subsidiaries or predecessors in interest) as described in the previous sentence (“Competitor”), so long as (i) the Competitor has had annual revenues of at least $1 billion in each of the prior two fiscal years, (ii) the Competitor’s revenues for products and maintenance in direct competition with the Company does not exceed 50% of its total revenues and (iii) Employee’s responsibilities are solely for divisions or subsidiaries of the Competitor that do not compete with the Company (its affiliates, subsidiaries or predecessors in interest).

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15. Non-solicitation of Employees and Customers. At all times during Employee’s employment hereunder and for a period equal to the longer of (i) one (1) year after termination of employment with the Company or (ii) three (3) years from the Effective Date, Employee shall not, directly or indirectly, for himself or for any other person, firm, corporation, partnership, association or other entity (a) attempt to employ, employ or enter into any contractual arrangement with any employee or former employee of the Company, its affiliates, parents, subsidiaries or predecessors in interest, unless such employee or former employee has not been employed by the Company, its affiliates, parents, subsidiaries or predecessors in interest during the twelve months prior to Employee’s attempt to employ him, except that this paragraph 11 shall not apply to (x) any family members of Employee or to (y) any real estate or similar investment venture the Employee plans to undertake with Robert B. Waldie, Richard S.J. Stevenson, Peter Cronk or Matthew Ramsay; provided, however, that the Employee obtains a prior written approval from the Company, which will not be unreasonably withheld or (b) call on or solicit any of the actual or targeted prospective customers of the Company or its affiliates, subsidiaries or predecessors in interest with respect to any matters related to or competitive with the business of the Company.

16. Confidentiality.

d.	Nondisclosure. Employee acknowledges and agrees that the Confidential Information (as defined below) is a valuable, special and unique asset of the Company’s business. Accordingly, except in connection with the performance of his duties hereunder, Employee shall not at any time during or subsequent to the term of his employment hereunder disclose, directly or indirectly, to any person, firm, corporation, partnership, association or other entity any proprietary or confidential information relating to the Company or any information concerning the Company’s financial condition, business line, business strategy or prospects, the Company’s customers, the design, research, development, manufacture, marketing or sale of the Company’s products, or the Company’s methods of operating its business, or intellectual property of any kind, which shall include, without limitation, inventions, improvements, discoveries, creations, computer programs, computer hardware, design specifications, concepts, formulas, trade secrets, ideas, processes, know-how, methods, proprietary data, software code, source code, products, future products, techniques, any and all derivative works therefrom and any and all patents and copyrights therein or any improvements thereof (collectively “Confidential Information”). Confidential Information shall not include information which, at the time of disclosure, is known or available to the general public by publication or otherwise through no act or failure to act on the part of Employee.

e.	Return of Confidential Information. Upon termination of Employee’s employment, for whatever reason and whether voluntary or involuntary, or at any time at the request of the Company, Employee shall promptly return all Confidential Information in the possession or under the control of Employee to the Company and shall not retain any copies or other reproductions or extracts thereof. Employee shall at any time at the request of the Company destroy or have destroyed all memoranda, notes, reports, and documents, whether in “hard copy” form or as stored on magnetic or other media, and all copies and other reproductions and extracts thereof, prepared by Employee and shall provide the Company with a certificate that the foregoing materials have in fact been returned or destroyed.

f.	Books and Records. All books, records and accounts whether prepared by Employee or otherwise coming into Employee’s possession, shall be the exclusive property of the Company and shall be returned immediately to the Company upon termination of Employee’s employment hereunder or upon the Company’s request at any time.

13. Injunction/Specific Performance Setoff. Employee acknowledges that a breach of any of the provisions of Paragraphs 10, 11 and 12 hereof would result in immediate and irreparable injury to the Company

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which cannot be adequately or reasonably compensated at law. Therefore, Employee agrees that the Company shall be entitled, if any such breach shall occur or be threatened or attempted, to a decree of specific performance and to a temporary and permanent injunction, without the posting of a bond, enjoining and restraining such breach by Employee or his agents, either directly or indirectly, and that such right to injunction shall be cumulative to whatever other remedies for actual damages to which the Company is entitled. Employee further acknowledges that the Company may have additional remedies set forth in other agreements that may be in effect between Employee and the Company that are available to the Company in the event of a breach of any or all of the provisions of Paragraphs 10, 11 and 12 hereof and that nothing herein shall be deemed a waiver of such remedies set forth in such other agreements.

14. Copyright and Other Intellectual Property. All works, designs, written material, ideas, inventions and the like produced or developed by the Employee in the course of the employment remain the property of the Company.

15. Severability. Any provision in this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating or affecting the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

16. Successors. This Agreement shall inure to the benefit of the Company and any permitted successor of the Company. Neither this Agreement nor any rights arising hereunder may be assigned or pledged by: Employee or anyone claiming through Employee; or by the Company, except to any corporation which is the successor in interest to the Company by reason of a merger, consolidation, share exchange or sale of substantially all of the assets of the Company.

17. Notices. Any notice required or permitted to be given hereunder shall be written and sent by registered or certified mail, telecommunicated or hand delivered at the address set forth herein or to any other address of which notice is given:

To the Company:	SnapGear Pty Ltd. c/o CyberGuard Corporation 2000 West Commercial Boulevard Fort Lauderdale, Florida 33309 Attention: Chief Executive Officer

To Employee:	To the address listed for Employee in the records of the Company

18. Survivability. Notwithstanding the provisions of Paragraph 2, the provisions of Paragraphs 10, 11, 12 and 13 shall survive the expiration or early termination of this Agreement.

19. Miscellaneous. This Agreement constitutes the entire agreement between the parties hereto on the subject matter hereof and may not be modified without the written agreement of both parties hereto. A waiver by any party of any of the terms and conditions hereof shall not be construed as a general waiver by such party. This Agreement may be executed in counterparts, each of which shall be deemed an original and both of which together shall constitute a single agreement. This Agreement shall in all respects be governed by, and construed in accordance with the laws of Australia and the State or Territory where the Company is located. In the event of a conflict between the provisions of this Agreement and any other agreement or document defining rights and duties of Employee or the Company upon Employee’s termination, the rights and duties set forth in this Agreement shall control.

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IN WITNESS WHEREOF, this Employment Agreement has been executed by the parties as of the date first above written.

COMPANY	EMPLOYEE

By:

Print:	Print:

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Exhibit A

Bonus Scheme

Fiscal Year 2004 Bonus Scheme

Performance Bonus

On a quarterly basis, if the sales of SnapGear Products reach the base quarterly sales numbers shown below, then the Employee will receive his quarterly bonus amount.

	2003/04				2003/4
	Q1	Q2	Q3	Q4
SnapGear Product Sales	$2,335,016	$2,672,516	$2,458,516	$2,905,016	$10,371,062

Annual Bonus

In addition to the base quarterly bonus, the Employee will be paid an additional bonus payment at the end of financial year (6/30/2004) if the sales of SnapGear Products achieve the overall target results for that fiscal year 2004 (as shown below), thus, if sales of SnapGear Products for 2003-04 exceed $13.43M then the Employee receive a further 100% of their bonus payment.

2003/4
Target SnapGear Product Sales	$13,434,262

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Exhibit A

Bonus Scheme

Fiscal Year 2004 Bonus Scheme

Performance Bonus

On a quarterly basis, if the sales of SnapGear Products reach the base quarterly sales numbers shown below, then the Consultant will receive its quarterly bonus amount.

	2003/04				2003/4
	Q1	Q2	Q3	Q4
SnapGear Product Sales	$2,335,016	$2,672,516	$2,458,516	$2,905,016	$10,371,062

Annual Bonus

In addition to the base quarterly bonus, the Consultant will be paid an additional bonus payment at the end of financial year (6/30/2004) if the sales of SnapGear Products achieve the overall target results for that fiscal year 2004 (as shown below), thus, if sales of SnapGear Products for 2003-04 exceed $13.43M then the Consultant receive a further 100% of their bonus payment.

2003/4
Target SnapGear Product Sales	$13,434,262

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EXHIBIT C

SnapGear Inc Employee Stockholders

Stockholder	No. of Shares
Robert B. Waldie	326,867
June A. Stevenson	258,378
Peter Cronk	208,723
Gregory Ungerer	193,152
Matthew Ramsay	182,868
Cronk Superannuation Fund	178,017
Graeme Kitchen	177,278
PORTtel Pty Ltd.	110,000
Richard S.J. Stevenson	86,898
Waldie Superannuation Fund	63,500
David McCullough	62,729
Matthew Natalier	47,116
Paul Dale	35,747
Craig Humphrey	34,170
Philip Homewood	30,227
Billy Roberts	26,285
Philip Craig	25,233
Robert A. Waldie	20,591
Tom Essebier	20,000
Martin Stennett	19,056
Damion de Soto	15,771
Daniel Djamaludin	15,771
Damon Covey	10,000
Steve Bennett	3,000
Matthew Rodger	3,000
Derek Morwood	3,000
Janeen Olsen	1,800
(Mary) Amanda Phipps	1,800
Aaron Dwyer	1,750
Gerard Russo	1,750
Anthony Jorgensen	1,570
Jim Harrison	1,570
Mary Glenn	1,550
Stuart Galloway	1,500
Carl Lundgren	1,400
Eddie J. Egbert	1,310
Greg Lee	1,150
Susan Kutzner	1,130
Total Employee Shares:	2,175,657

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EXHIBIT D

CYBERGUARD CORPORATION

RESTRICTED STOCK AGREEMENT

This Restricted Stock Agreement (the “Agreement”) is entered into between CyberGuard Corporation, a Florida corporation (the “Company”) and                          (the “Recipient”).

WHEREAS, pursuant to that certain Agreement and Plan of Merger dated as of November 12, 2003 among the Company, SnapGear Acquisition Corporation and SnapGear, Inc. (the “Merger Agreement”), at the effective time of the merger contemplated therein (the “Merger”), each share of common stock in SnapGear, Inc. (“SnapGear”) shall be converted into the right to receive, among other things, shares of common stock of the Company; and

WHEREAS, pursuant to the Merger Agreement, 50% of the shares of common stock issued to employee-stockholders of SnapGear listed on Exhibit C to the Merger Agreement shall be subject to a Restricted Stock Agreement between the Company and such employee-stockholder; and

WHEREAS, Recipient is an employee-stockholder of SnapGear.

NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the parties hereto agree as follows:

1. Grant of Restricted Stock. Pursuant to the terms of the Merger Agreement, the Recipient hereby agrees that 50% of the shares (the “Shares”) of Common Stock of the Company, par value $0.01 per share (the “Restricted Stock”), issued to the Recipient in the Merger shall be subject to the terms and conditions herein set forth.

2. Terms and Conditions. It is understood and agreed that the Shares of Restricted Stock granted to the Recipient hereby are subject to the following terms and conditions:

(a) Restrictions. The Shares of Restricted Stock are subject to and limited by the restrictions set forth in this Agreement. Until the restrictions have lapsed as to all or a specified portion of the Shares pursuant to this Agreement, the Shares subject to such restrictions shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated.

(b) Lapse of Restrictions. The restrictions on the Shares of Restricted Stock as set forth in this Agreement shall lapse and be of no further force and effect as to the cumulative percentage of Shares and at the times set forth below:

Cumulative Percentage of Shares	Date Restrictions Lapse
50%	, 2004 (12 mos from Closing)
50%	, 2005 (24 mos from Closing)

(c) Escrow of Certificates Evidencing Shares of Restricted Stock. The certificates evidencing the Shares of Restricted Stock being granted pursuant to this Agreement shall be initially registered in the name of the Recipient, but shall be delivered to and retained by the Chief Financial Officer of the Company (or such other officer as the Company shall designate) in escrow until the restrictions as set forth in this Agreement lapse, at which time the certificate evidencing the Shares as to which the restrictions have lapsed shall be delivered promptly to the Recipient free of all restrictions hereunder, unless the Recipient has previously forfeited such Shares under the terms of this Agreement. While the Shares are being held in escrow, the Recipient shall have all the rights of a stockholder with respect to the Shares (other than the right to transfer the Shares), including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to the Shares. Any dividends or distributions on the Shares (other than cash dividends), however, shall be held in escrow by the Company until the restrictions as set forth in this Agreement lapse with respect to the Shares subject to the distribution.

(d) Change in Control The restrictions on the Shares of Restricted Stock, as set forth in this Agreement, shall lapse and be of no further force and effect as to all of the Shares immediately upon a Change in Control. For purposes of this Agreement, a “Change in Control” means any of the following:

(i) a merger or consolidation of the Company into or with, or any transfer or conveyance of the Company securities to, any other person or entity (“Person”) or Persons who are not affiliates of the Company in a single transaction or a series of related transactions, in which the stockholders of the Company immediately prior to such transaction or first of such series of transactions, directly or indirectly, possess less than fifty percent (50%) of the voting power of the Company’s or any successor entity’s issued and outstanding capital stock immediately after such transaction or series of such transactions;

(ii) a single transaction or series of related transactions pursuant to which a Person or Persons who are not Affiliates (as defined in Section 4.5(a) of the Merger Agreement) of the Company acquire all or substantially all of the Company’s assets, determined on a consolidated basis; or

(iii) the approval by the holders of capital stock of the Company of any plan or proposal for the liquidation or dissolution of the Company.

(e) Effect of a Termination of Employment or Service

(i) In the event Recipient’s employment with the Company is terminated voluntarily by the Recipient (other than for Good Reason as defined below) or by the Company for Cause (as defined below) prior to the expiration of any restrictions applicable to any Shares of Restricted Stock then held by the Recipient, the Shares issued to the Recipient

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shall thereupon be forfeited immediately by the Recipient and returned to the Company. For purposes of this Agreement, “Good Reason” shall mean: (i) material diminution in the nature or scope of the Recipient’s responsibilities, duties or authority, but excluding for these purposes an isolated and insubstantial action not taken in bad faith which is remedied by Company promptly after receipt of notice thereof given by Recipient and actions taken by the Company related to Recipient’s performance of assigned duties; (ii) a material reduction in the compensation payable to the Recipient; and (iii) relocation of the Recipient’s principal worksite more than 50 miles from its current site, without Recipient’s agreement in writing. For purposes of this Agreement “Cause” shall mean any of the following: (i) an act of willful misconduct or gross negligence by Recipient in the performance of his material duties or obligations to the Company; if such act is capable of cure, Recipient shall be given written notice and such act shall not be deemed a basis for Cause if cured within 60 days after written notice is received by Recipient specifying the alleged failure in reasonable detail, or (ii) conviction of Recipient of a felony involving moral turpitude or (iii) a material act of dishonesty or breach of trust on the part of Recipient resulting or intended to result directly or indirectly in personal gain or enrichment at the expense of the Company. .

(ii) If the Recipient’s employment with the Company is terminated by the Recipient for Good Reason or as a result of death, disability or any other reason other than as set forth in Section 2(e)(i) prior to the expiration of any restrictions applicable to any Shares of Restricted Stock then held by the Recipient, any restrictions and other conditions pertaining to such Shares then held by the Recipient, including, but not limited to, vesting requirements, shall immediately lapse and such Shares shall thereafter be immediately transferable and nonforfeitable.

(f) Adjustments. If subsequent to the date hereof, there is any subdivision or combination of the Company’s Common Stock, the number of Shares of Restricted Stock subject to this Agreement shall be adjusted accordingly.

3. Miscellaneous.

(a) Compliance with Laws. This Agreement and the obligations of the Company hereunder shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required.

(b) No Rights to Employment. This agreement shall not confer on the Recipient any right with respect to continuance of employment at any time.

(c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without regard to its rules of conflict of laws.

(d) Merger Consideration. The parties agree that the Shares of Restricted Stock were issued as merger consideration pursuant to the Merger Agreement, and not in contemplation of services by the Recipient.

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IN WITNESS WHEREOF, this Restricted Stock Agreement has been executed by a duly authorized officer of the Company and the Recipient has executed this Agreement both as of the date set forth below.

DATED:                              , 2003

CYBERGUARD CORPORATION

By:

Its:

RECIPIENT:

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